                                                                    EXHIBIT 10.1

                         AGREEMENT AND PLAN OF MERGER

                                 by and among


                                   EIMO OYJ,


                           SPARTAN ACQUISITION CORP.


                                      and

                            TRIPLE S PLASTICS, INC.


                                  dated as of


                                  July 13, 2000

                               TABLE OF CONTENTS

ARTICLE I  THE MERGER......................................................................     1
   Section 1.1    The Merger...............................................................     2
   Section 1.2    Effective Time...........................................................     3
   Section 1.3    Closing..................................................................     3
   Section 1.4    Directors and Officers of the Surviving Corporation......................     3
   Section 1.5    Subsequent Actions.......................................................     3
   Section 1.6    Other Agreements.........................................................     4
ARTICLE II  CONVERSION OF SECURITIES.......................................................     4
   Section 2.1    Conversion of Capital Stock..............................................     4
   Section 2.2    Exchange of Certificates.................................................     6
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................     9
   Section 3.1    Organization; Qualification; Charter Documents...........................     9
   Section 3.2    Subsidiaries and Affiliates..............................................    10
   Section 3.3    Capitalization...........................................................    10
   Section 3.4    Authorization; Validity of Agreement; Company Action.....................    11
   Section 3.5    Board Approvals; Takeover Statutes.......................................    11
   Section 3.6    Vote Required............................................................    12
   Section 3.7    Consents and Approvals; No Violations....................................    12
   Section 3.8    SEC Reports and Financial Statements.....................................    12
   Section 3.9    No Undisclosed Liabilities...............................................    13
   Section 3.10   Absence of Certain Changes...............................................    13
   Section 3.11   Litigation...............................................................    14
   Section 3.12   Employee Benefit Plans...................................................    14
   Section 3.13   Tax Matters; Government Benefits.........................................    16
   Section 3.14   Title to Properties; Encumbrances........................................    17
   Section 3.15   Environmental Laws.......................................................    18
   Section 3.16   Intellectual Property....................................................    18
   Section 3.17   Compliance with Laws.....................................................    18
   Section 3.18   Labor Difficulties.......................................................    19
   Section 3.19   Information to be Supplied...............................................    19
   Section 3.20   Opinion of Financial Advisor.............................................    19
   Section 3.21   Brokers or Finders.......................................................    20
   Section 3.22   Company Agreements.......................................................    20
   Section 3.23   Interested Party Transactions............................................    20
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND
          PURCHASER........................................................................    20
   Section 4.1    Organization; Qualification; Charter Documents...........................    20
   Section 4.2    Subsidiaries and Affiliates..............................................    21
   Section 4.3    Capitalization...........................................................    21
   Section 4.4    Authorization; Validity of Agreement; Necessary Action...................    22
   Section 4.5    Board Approvals; Takeover Statutes.......................................    22
   Section 4.6    Vote Required............................................................    23

   Section 4.7    Consents and Approvals; No Violations....................................    23
   Section 4.8    Parent Public Reports and Financial Statements...........................    23
   Section 4.9    No Undisclosed Liabilities...............................................    24
   Section 4.10   Absence of Certain Changes...............................................    24
   Section 4.11   Litigation...............................................................    25
   Section 4.12   Tax Matters; Government Benefits.........................................    25
   Section 4.13   Title to Properties; Encumbrances........................................    25
   Section 4.14   Environmental Laws.......................................................    26
   Section 4.15   Intellectual Property....................................................    26
   Section 4.16   Compliance with Laws.....................................................    27
   Section 4.17   Labor Difficulties.......................................................    27
   Section 4.18   Information to be Supplied...............................................    27
   Section 4.19   Merger Sub's Operations..................................................    28
   Section 4.20   Brokers or Finders.......................................................    28
   Section 4.21   Parent Agreements........................................................    28
   Section 4.22   Interested Party Transactions............................................    28
   Section 4.23   Opinion of Financial Advisor.............................................    28
   Section 4.24   Accounting Matters.......................................................    29
ARTICLE V  COVENANTS.......................................................................    29
   Section 5.1    Conduct of the Business of Company.......................................    29
   Section 5.2    Conduct of the Business of Parent........................................    32
   Section 5.3    Company Shareholder Meeting; Parent Shareholder Meeting;
          Preparation of Proxy Statement/Prospectus........................................    35
   Section 5.4    Access...................................................................    37
   Section 5.5    Confidentiality..........................................................    37
   Section 5.6    Reasonable Best Efforts..................................................    38
   Section 5.7    Employee Stock Options...................................................    39
   Section 5.8    No Solicitation by the Company...........................................    41
   Section 5.9    No Solicitation by the Parent............................................    42
   Section 5.10   Publicity................................................................    44
   Section 5.11   Notification of Certain Matters..........................................    44
   Section 5.12   State Takeover Laws......................................................    44
   Section 5.13   Tax and Accounting Treatment.............................................    45
   Section 5.14   Governance Matters.......................................................    45
   Section 5.15   Merger Sub Compliance....................................................    46
   Section 5.16   Employee Benefits........................................................    46
   Section 5.17   Indemnification..........................................................    47
   Section 5.18   Control of Other Party's Business........................................    48
   Section 5.19   HSE Listing and Nasdaq Listing; Exchange Act Reports.....................    48
   Section 5.20   No Series K Shares.......................................................    49
ARTICLE VI  CONDITIONS.....................................................................    49
   Section 6.1    Conditions Precedent to Obligations of Parent and Merger Sub.............    49
   Section 6.2    Conditions Precedent to Obligations of the Company.......................    51

   Section 6.3    Frustration of Closing Conditions........................................    53
   ARTICLE VII  TERMINATION................................................................    53
   Section 7.1    Termination..............................................................    53
   Section 7.2    Effect of Termination....................................................    55
   Section 7.3    Payment of Certain Fees and Expenses.....................................    55
ARTICLE VIII  DEFINITIONS AND INTERPRETATION...............................................    57
   Section 8.1    Definitions..............................................................    57
   Section 8.2    Interpretation...........................................................    66
ARTICLE IX  MISCELLANEOUS..................................................................    67
   Section 9.1    Amendment and Modification...............................................    67
   Section 9.2    Representations and Warranties...........................................    67
   Section 9.3    Notices..................................................................    67
   Section 9.4    Counterparts; Telecopier.................................................    68
   Section 9.5    Entire Agreement; No Third Party Beneficiaries...........................    68
   Section 9.6    Severability.............................................................    68
   Section 9.7    Governing Law............................................................    69
   Section 9.8    Enforcement and Interpretation...........................................    69
   Section 9.9    WAIVER OF JURY TRIAL.....................................................    69
   Section 9.10   Time of Essence..........................................................    69
   Section 9.11   Extension; Waiver........................................................    69
   Section 9.12   Assignment...............................................................    69

                                   Exhibits
                                   --------

1.1(a)         Certificate of Merger - Michigan
1.1(b)         Certificate of Merger - Delaware
1.6(a)         Form of Company Shareholder Agreement
1.6(b)         Form of Parent Shareholder Agreement
1.6(c)         Form of Conversion Agreement
1.6(d)(i)      Form of Employment Agreement of A. Christian Schauer
1.6(d)(ii)     Form of Employment Agreement of Daniel B. Canavan
1.6(d)(iii)    Form of Employment Agreement of Victor V. Valentine, Jr.
1.6(e)         Form of Lock-Up Agreement
6.2(m)         Form of Liquidity and Registration Rights Agreement



Schedules
---------
Parent Disclosure Schedule
Company Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of July 13, 2000, by and among EIMO OYJ, a company organized under the laws of the Republic of Finland ("Parent"), SPARTAN ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub") and TRIPLE S PLASTICS, INC., a Michigan corporation (the "Company"). As used in this Agreement, capitalized terms have the meanings ascribed to them in Article VIII.

          WHEREAS, the Board of Directors of each of Parent, Merger Sub and the Company has approved, and deems it advisable and in the best interests of its respective shareholders and consistent with and in furtherance of its respective business strategies and goals, for Parent to acquire all of the outstanding shares of the Company through the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth herein;

          WHEREAS, in furtherance thereof, the Board of Directors of Parent has approved this Agreement and the Merger in accordance with the laws of the Republic of Finland, upon the terms and subject to the conditions set forth herein;

          WHEREAS, in furtherance thereof, the respective Boards of Directors of Merger Sub and the Company have approved this Agreement and the Merger in accordance with the DGCL and the MBCA, respectively, and upon the terms and subject to the conditions set forth herein;

          WHEREAS, the parties hereto intend that the Merger shall qualify for U.S. federal income tax purposes as a reorganization (a "Section 368 Reorganization") within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code");

          WHEREAS, the parties hereto intend that the Merger be accounted for as a "pooling of interests" for financial reporting purposes under Finnish GAAP;

          WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

          WHEREAS, as a condition and inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, each of the Major Company

Shareholders and the other shareholders of the Company who are signatory thereto, concurrently herewith, is entering into the Company Shareholder Agreement dated as of the date hereof, with Parent and Merger Sub, pursuant to which the Major Company Shareholders are agreeing, among other things, to grant Parent a proxy with respect to the voting of the Shares held by the Major Company Shareholders all upon the terms and subject to the conditions set forth in the Company Shareholder Agreement;

          WHEREAS, as a condition and inducement to the Company's entering into this Agreement and incurring the obligations set forth herein, each of the Major Parent Shareholders, concurrently herewith, is entering into the Parent Shareholder Agreement dated as of the date hereof, with the Company, pursuant to which the Major Parent Shareholders are agreeing, among other things, to grant the Company a proxy with respect to the voting of the Parent Ordinary Shares and the Parent Series K Shares held by the Major Parent Shareholders, all upon the terms and subject to the conditions set forth in the Parent Shareholder Agreement; and

          WHEREAS, as a further condition and inducement to the Company's entering into this Agreement and incurring the obligations set forth herein, each of the Major Parent Shareholders, concurrently herewith, is entering into the Conversion Agreement dated as of the date hereof, with the Company, pursuant to which the Major Parent Shareholders are agreeing, among other things, to convert the Parent Series K Shares held by the Major Parent Shareholders into Parent Ordinary Shares, effective as of the Effective Time, all upon the terms and subject to the conditions set forth in the Conversion Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I
                                   THE MERGER

          Section 1.1  The Merger. Subject to the terms and conditions of this
                       ----------
Agreement, at the Effective Time, the Company and Merger Sub shall consummate a merger pursuant to which (a) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Michigan, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section 1.1.
                                                               -----------
Pursuant to the Merger, (x) the articles of incorporation of the Company shall be amended at and as of the Effective Time as set forth in the Certificates of Merger in the form of Exhibit 1.1(a) and Exhibit 1.1(b) hereof (collectively,
                      --------------     --------------
the "Certificate of Merger"), and, as so amended, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such articles of incorporation, and (y) the bylaws of the Company shall be, at and as of the Effective Time, the bylaws of the Surviving Corporation until thereafter amended as provided by law, by the articles of incorporation or by such bylaws. The Merger shall have the effects specified in the MBCA and the DGCL

          Section 1.2  Effective Time. Subject to the terms of this Agreement,
                       --------------
Parent, Merger Sub and the Company will cause the Merger to be consummated by causing the Certificate of Merger to be executed and filed on the Closing Date (or on such other date as Parent and the Company may agree) with the Department of Consumer and Industry Services of the Corporation Division of the State of Michigan, as provided in the MBCA, and with the Secretary of State of the State of Delaware, as provided in the DGCL. The Merger shall become effective on the later of (a) the time at which the Certificate of Merger is duly filed with the Department of Consumer and Industry Services of the Corporation Division of the State of Michigan, (b) the time at which the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or (c) such other time as is agreed upon by the parties and specified in the Certificate of Merger (the "Effective Time").

          Section 1.3  Closing.  The closing of the Merger shall take place at
                       -------
10:00 a.m. on a date to be agreed upon by the parties, and if such date is not agreed upon by the parties, the Closing shall occur on the second Business Day after satisfaction or waiver of all of the conditions set forth in Article VI, at the offices of Smith, Gambrell & Russell, LLP, 1230 Peachtree Street, N.E., Atlanta, Georgia 30309, or such other location as shall be agreed upon by the parties.

          Section 1.4  Directors and Officers of the Surviving Corporation.
                       ---------------------------------------------------
The directors of Merger Sub (plus two additional persons acceptable to Parent in its sole discretion, one of which is to be nominated by the Company and the other to be nominated by the Parent prior to the Closing) and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of the Surviving Corporation. If, at the Effective Time, a vacancy shall exist on the Company Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

          Section 1.5  Subsequent Actions.  If at any time after the Effective
                       ------------------
Time the Surviving Corporation will consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, and shall execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, and shall take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

          Section 1.6  Other Agreements.  Simultaneously with the execution
                       ----------------
and delivery of this Agreement, the following agreements will be executed and delivered: (a) the Company Shareholder Agreement in the form of Exhibit 1.6(a)
                                                                --------------
hereto among Parent, Merger Sub and each of the Major Company Shareholders and the other shareholders of the Company who are signatory thereto, (b) the Parent Shareholder Agreement in the form of Exhibit 1.6(b) hereto among the Company and
                                     --------------
each of the Major Parent Shareholders, (c) the Conversion Agreement in the form of Exhibit 1.6(c) hereto among the Company, Parent and each of the Major Parent
   --------------
Shareholders (the "Conversion Agreement"), (d) the Employment Agreements in the form of Exhibits 1.6(d)(i), (ii) and (iii) hereto between the Company and each
        ----------------------------------
of A. Christian Schauer, Daniel B. Canavan and Victor V. Valentine, Jr., respectively (collectively, the "Employment Agreements"), and (e) the Shareholder Lock-Up Agreement in the form of Exhibit 1.6(e) (the "Lock-Up
                                             --------------
Agreement"). For the avoidance of doubt, E.A.T Invest Oy, an entity under common control of Parent, and Anja Paananen are not parties to this Agreement, nor any agreement referred to in this section or elsewhere in this Agreement.


                                   ARTICLE II
                            CONVERSION OF SECURITIES

          Section 2.1  Conversion of Capital Stock.  As of the Effective Time,
                       ---------------------------
by virtue of the Merger and without any further action on the part of the holders of any Shares or holders of Merger Sub Common Stock:

          (a) Merger Sub Common Stock.  Each issued and outstanding share of
              -----------------------
Merger Sub Common Stock shall be converted into and become one fully paid and non-assessable share of common stock, no par value, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent-Owned Stock.  All Shares
              -----------------------------------------------------
that are owned by the Company as treasury stock and any Shares owned by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. (For the avoidance of doubt, this Section 2.1(b) shall not
                                                      --------------
apply to any Shares owned by E.A.T Invest Oy, an entity under common control with Parent.

          (c) Conversion of Shares.  Each issued and outstanding Share (other
              --------------------
than Shares to be cancelled in accordance with Section 2.1(b)) shall be
                                               --------------
converted into the right to receive from Parent pursuant to Section 2.1(e) a
                                                            --------------
number of Parent Ordinary Shares equal to the Exchange Ratio, which shall be delivered in the form of American Depositary Shares (the "Parent ADSs"), each representing the right to receive (in book entry form) one Parent Ordinary Share (the "Merger Consideration"), evidenced by one or more American Depositary Receipts ("Parent ADRs") issued in accordance with the Deposit Agreement, provided, however, that the ratio between the number of Parent Shares
--------  -------
represented by each ADS may be adjusted by Parent with the consent of the Company, which consent shall not be unreasonably withheld or delayed. At the Effective Time, all Shares shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive pursuant to Section 2.2(f) cash in lieu of fractional Parent ADSs and any
            --------------
dividend or distribution pursuant to Section 2.2(d), in each case without
                                     --------------
interest. Parent shall, following the Closing, pay all stamp duties, stamp duty reserve tax and other taxes and similar levies imposed in connection with the issuance or creation of the Parent Ordinary Shares, Parent ADSs and any Parent ADRs in connection therewith.

          (d) Exchange Ratio.  The Exchange Ratio shall be determined as
              --------------
follows:

               (i) In the event that the Parent Average Price (as defined below) is less than or equal to $5.00000, the Exchange Ratio shall be 5.700.

               (ii) In the event that the Parent Average Price is greater than $5.00000 but less than $5.22500, the Exchange Ratio shall be the number determined by dividing (X) $28.4699 by (Y) the Parent Average Price, and rounding the result to the nearest thousandth of a Parent Ordinary Share.

               (iii) In the event that the Parent Average Price is equal to or greater than $5.22500 but less than or equal to $6.18000, the Exchange Ratio shall be 5.449.

               (iv) In the event that the Parent Average Price is greater than $6.18000 but less than or equal to $6.93738, the Exchange Ratio shall be the number determined by dividing (X) $33.6463 by (Y) the Parent Average Price, and rounding the result to the nearest thousandth of a Parent Ordinary Share.

               (v) In the event that the Parent Average Price is greater than $6.93738, the Exchange Ratio shall be 4.850.

          "Parent Average Price" shall mean the average, for a period consisting of the fifteen (15) consecutive Trading Days ending on (and including) the third
(3rd) Trading Day prior to the Closing Date, of the volume-weighted daily average price, as reported in the Financial Times, U.S.

Edition, or if not reported therein, another authoritative source, expressed in Euros for a single Parent Ordinary Share on the HSE, converted into U.S. Dollars at the Exchange Rate for such date.

          (e) Issuance of Merger Consideration.  In consideration of the
              --------------------------------
issuance to Parent by the Surviving Corporation of shares of common stock of the Surviving Corporation pursuant to Section 2.1(a) hereof, Parent shall issue to
                                  --------------
the depositary for the Parent ADSs such number of Parent Ordinary Shares as is equal to the number of Shares outstanding immediately prior to the Effective Time multiplied by the Exchange Ratio under the Deposit Agreement to permit the issuance of Parent ADSs.

          (f) Extraordinary Adjustments.  In the event that, subsequent to the
              -------------------------
date of this Agreement but prior to the Effective Time, (x) the Company changes the number of Shares, or Parent changes the number of Parent Ordinary Shares (other than as a result of converting Series K Shares of Parent into Series A shares of Parent as elsewhere described herein), issued and outstanding as a result of a stock split, stock combination, dividend of stock or other securities (or a record date within such period with respect to such a dividend), recapitalization, redenomination of share capital or other similar transaction, the Exchange Ratio and other items dependent thereon shall be appropriately adjusted to provide to the holders of Shares the same economic effect and percentage ownership of Parent Ordinary Shares as contemplated by this Agreement prior to such stock split, stock combination, dividend, recapitalization, redenomination or similar transaction, or (y) the Company changes the number of Shares issued and outstanding or issues additional Company Options, the Exchange Ratio and other items dependent thereon shall be appropriately reduced.

          Section 2.2  Exchange of Certificates.
                       ------------------------

          (a) Appointment of Exchange Agent.  Prior to the Effective Time,
              -----------------------------
Parent shall appoint a bank or trust company (which may be the depositary under the Deposit Agreement) reasonably acceptable to the Company as exchange agent (the "Exchange Agent") for the purposes of exchanging the Certificates for Parent ADSs. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of record of Shares as of the Effective Time a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in customary form and have such other customary provisions as the Company and Parent may reasonably specify) providing instructions for use in effecting the surrender of Certificates in exchange for certificates representing Parent ADRs which represent Parent ADSs and cash in lieu of fractional Parent ADSs.

          (b) Exchange Fund.  Within three Business Days following the Effective
              -------------
Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article II, certificates for the Parent ADRs representing the Parent ADSs issuable pursuant to Section 2.1(c) in exchange for outstanding
                                     --------------
Shares and cash in an amount sufficient for payment in lieu of fractional Parent ADSs pursuant to Section 2.2(f) and any dividends or distributions to which
                 --------------
holders of Shares
may be entitled pursuant to Section 2.2(d). The cash amounts payable pursuant to
                            --------------
Section 2.2(d) and Section 2.2(f) are referred to collectively as the "Exchange
--------------     --------------
Fund." The Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Corporation on a daily basis; provided that no such investment or loss thereon shall affect the amounts payable to the Company's shareholders pursuant to this Article. Any interest and other income resulting from such investments shall promptly be paid to the Surviving Corporation. All Parent ADSs to be issued and delivered to the holders of Shares in accordance with this Agreement shall, as of the Effective Time, have been registered under the Securities Act pursuant to a registration statement on Form F-6 declared effective by the SEC, and the Parent Ordinary Shares underlying such Parent ADSs shall, as of the Effective Time, have been registered under the Securities Act pursuant to a registration statement on Form F-4 declared effective by the SEC.

          (c) Exchange Procedures.  Upon surrender to the Exchange Agent of a
              -------------------
Certificate for cancellation, together with the letter of transmittal referred to in Section 2.2(a) duly executed and completed in accordance with its terms,
      --------------
the holder of such Certificate shall be entitled to receive in exchange therefor
(i) a certificate or certificates representing one or more Parent ADRs representing, in the aggregate, that whole number of Parent ADSs to be received in accordance with Section 2.1(c), (ii) the amount of dividends or other
                   -------------
distributions, if any, with a record date on or after the Effective Time which theretofore became payable with respect to such Parent ADSs in accordance with
Section 2.2(d), and (iii) the cash amount payable in lieu of fractional Parent
--------------
ADSs in accordance with Section 2.2(f), in each case which such holder has the
                        --------------
right to receive pursuant to the provisions of this Article, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, one or more Parent ADRs representing that whole number of Parent ADSs to be received in accordance with
Section 2.1(c), plus any dividends or other distributions to which the
--------------
transferor would otherwise be entitled pursuant to Section 2.2(d), plus the cash
                                                   --------------
amount payable in lieu of fractional Parent ADSs in accordance with Section
                                                                    -------
2.2(f), may be issued to a transferee if the Certificate representing such
------
Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section, and subject to Section 2.2(d), each Certificate shall, after the
                        --------------
Effective Time, represent for all purposes only the right to receive the whole number of Parent ADSs into which the number of Shares shown thereon have been converted as contemplated by this Article plus the cash amount payable in lieu of fractional Parent ADSs in accordance with Section 2.2(f).
                                             --------------

          (d) Distributions With Respect To Unexchanged Shares.  No dividends or
              ------------------------------------------------
other distributions declared, made or paid after the Effective Time with respect to Parent Ordinary Shares with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent ADSs represented thereby and no cash payment in lieu of fractional Parent ADSs shall be paid to any such holder pursuant to Section 2.2(f) until the
                                                  --------------
holder of record of such Certificate shall surrender such Certificate in accordance with this Section 2.2.
                     -----------

Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the Parent ADRs which represent Parent ADSs issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such Parent ADSs, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Parent ADSs. Dividends or other distributions with a record date on or after the Effective Time but prior to surrender of Certificates by holders thereof payable in respect of Parent ADSs held by the Exchange Agent shall be held in trust for the benefit of such holders of Certificates.

          (e) No Further Ownership Rights In Shares.  All Parent ADRs (and the
              -------------------------------------
Parent ADSs represented by such Parent ADRs) issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(f)) shall be deemed to have been issued at the
                 --------------
Effective Time in full satisfaction of all rights pertaining to the Shares represented thereby, subject, however, to the Surviving Corporation's obligation to pay any dividends which may have been declared by the Company on the Shares in accordance with the terms of this Agreement and which remained unpaid at the Effective Time. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers thereon of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section.

          (f) No Fractional Shares.  No certificate or scrip representing
              --------------------
fractional Parent ADSs will be issued in the Merger upon the surrender for exchange of Certificates, and such fractional Parent ADS interests will not entitle the owner thereof to vote or to any rights of a holder of Parent ADSs. In lieu of any such fractional Parent ADS, each holder of Certificates who would otherwise have been entitled to a fraction of a Parent ADS in exchange for such Certificates (after taking into account all Certificates delivered by such holder) pursuant to this Section shall receive from the Exchange Agent a cash payment in lieu of such fractional Parent ADS, determined by multiplying (A) the Parent Average Price by (B) the fractional Parent ADS interest to which such holder would otherwise be entitled.

          (g) Termination of Exchange Fund.  Any portion of the Exchange Fund
              ----------------------------
which remains undistributed to the shareholders of the Company for one (1) year after the Effective Time shall be delivered to or as directed by Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent (subject to abandoned property, escheat and other similar laws) as a general creditor for payment of their claim for Parent ADSs, any cash in lieu of fractional Parent ADSs and any dividends or distributions with respect to Parent ADSs. Any amounts remaining unclaimed by any holder of Certificates formerly representing Shares immediately prior to such time when such amounts would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined), shall, to the extent permitted by applicable laws, become the property of Parent, free and clear of all claims or interests of any Person previously entitled thereto. Neither Parent, the Surviving Corporation nor the Exchange Agent shall be liable to any holder of Certificates formerly representing Shares with respect to any Parent ADRs (or dividends or distributions with respect thereto), or cash payable in respect of fractional Parent ADSs, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law, rule, regulation or Order.

          (h) Lost, Stolen or Destroyed Certificates.  If any Certificate shall
              --------------------------------------
have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent in its discretion and as a condition precedent to the issuance thereof, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby, any cash in lieu of fractional Parent ADSs, and unpaid dividends and distributions in respect of or on Parent ADSs deliverable in respect thereof, pursuant to this Agreement.

          (i) Withholding Rights.  Each of the Surviving Corporation and Parent
              ------------------
shall be entitled to deduct and withhold from the Merger Consideration (and any dividends or distributions thereon) otherwise payable hereunder to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign income or other tax law.


                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth in the Company Disclosure Schedule prepared and signed by the Company and delivered to Parent and Merger Sub simultaneously with the execution hereof, the Company represents and warrants to Parent and Merger Sub that all of the statements contained in this Article III are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date). Each exception set forth in the Company Disclosure Schedule is identified by reference to a specific section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section.

          Section 3.1  Organization; Qualification; Charter Documents.  (a)
                       ----------------------------------------------
The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate the properties and assets it now owns, leases or operates or purports to own, lease or operate; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such qualification, except where the failure to have such power and authority or to be so qualified, licensed or in good standing could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

          (b) The Company has heretofore delivered to Parent complete and correct copies of the Charter Documents of the Company and each Company Subsidiary as amended to date. All such Charter Documents are in full force and effect, and neither the Company nor any Company Subsidiary is in violation of any provision of its respective Charter Documents except for breaches which would not materially restrict the ability of Company to consummate the Merger or could not reasonably be expected to have a Company Material Adverse Effect.

          Section 3.2  Subsidiaries and Affiliates.  The Company Disclosure
                       ---------------------------
Schedule sets forth the name and jurisdiction of incorporation of each Company Subsidiary and the jurisdictions in which each such Company Subsidiary is qualified to do business. The Company does not own, directly or indirectly, any capital stock or other equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation or have any direct or indirect equity or ownership interest in any business other than publicly traded securities constituting less than one percent of the outstanding equity of the issuing entity. All the outstanding capital stock of each Company Subsidiary is owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, options, agreements, limitations on voting rights, encumbrances or security interests of any kind (collectively, "Liens"), and is validly issued, fully paid and non-assessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Company Subsidiary to any Person except the Company. Each Company Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such qualification, except where the failure to have such power and authority or to be so qualified, licensed or in good standing could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

          Section 3.3  Capitalization.  (a) The authorized capital stock of
                       --------------
the Company consists of 10,200,000 shares of common stock, no par value per share, and 1,000,000 shares of preferred stock, no par value per share. As of the date hereof, (i) 3,763,549 Shares are issued and outstanding, (ii) no Shares are held in the treasury of the Company or by any Subsidiary of the Company,
(iii) no shares of preferred stock are issued and outstanding, (iv) an aggregate of 1,008,700 Shares are issuable upon exercise of outstanding Company Options, including, without limitation, options under the Company's "Employee Stock Option Plan," the "Outside Director Stock Option Plan," the "Employee Stock Purchase Plan" and any Company Award (collectively, the "Company Stock Plans"), and (v) an aggregate of 1,320,000 shares (including the 1,008,700 shares referenced in clause (iv)) are reserved for issuance in connection with the issuance of Shares under Company Stock Plans. All the outstanding shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding Company Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. There is no Voting Debt of the Company or any Company Subsidiary issued and outstanding. Except as set forth above and except for the Transactions, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding; (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any Company Subsidiary, obligating the Company or any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding obligations (contingent or otherwise) of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company, or any Company Subsidiary or Affiliate of the Company.

          (b) Except as expressly contemplated by this Agreement, there are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

          Section 3.4  Authorization; Validity of Agreement; Company Action.
                       ----------------------------------------------------
The Company has full corporate power and authority to execute and deliver this Agreement, and, subject in the case of consummation of the Merger to obtaining the Company Shareholder Approval, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions, have been duly and validly authorized by the Company Board of Directors and, except for obtaining the Company Shareholder Approval and the filing of merger documents as set forth herein, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by Parent and Merger Sub, this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights and general principles of equity.

          Section 3.5  Board Approvals; Takeover Statutes.  The Company Board
                       ----------------------------------
of Directors, at a meeting duly called and held, has (i) unanimously determined that each of the Agreement and the Merger are in the best interests of the Company and its shareholders, (ii) adopted this Agreement, and approved the Merger and the other Transactions, and (iii) resolved to recommend that the shareholders of the Company approve this Agreement and the Merger, and none of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified. The Company Board of Directors has taken all necessary action such that Chapters 7A and 7B of the MBCA, Article IX of the Company's Articles of Incorporation, and Article II, Section 8 of the Company's Bylaws do not, and, unless the Agreement is terminated, shall not in the future, to the extent within its control, apply to this Agreement, the Merger or the other Transactions. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other Transactions.

          Section 3.6  Vote Required.  The affirmative vote of the holders of
                       -------------
a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Merger and the other Transactions.

          Section 3.7  Consents and Approvals; No Violations.  Except for the
                       -------------------------------------
filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, Finnish corporation and securities law, Non-U.S. Monopoly Laws, state securities or blue sky laws, the MBCA and the DGCL, none of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Transactions will (i) conflict with or result in any breach of any provision of the articles of incorporation, the bylaws or similar organizational documents of the Company, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Company Agreement, or (iv) violate any Order, statute, rule or regulation applicable to the Company, any Company Subsidiary or any of their properties or assets, except, with respect to the foregoing clauses (ii), (iii) and (iv), as could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. There are no third party consents or approvals required to be obtained under the Company Agreements prior to the consummation of the Transactions, except where the failure to obtain such consents or approvals could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

          Section 3.8  SEC Reports and Financial Statements.  The Company has
                       ------------------------------------
filed with the SEC true and complete copies of the Company SEC Documents. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date hereof, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC. The Company

Financial Statements have been prepared from, and are in accordance with, in each case, in all material respects, the books and records of the Company and its consolidated Subsidiaries, and comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP (except, in the case of unaudited financial statements, as permitted by Form 10-Q of the
SEC) applied on a consistent basis during the period involved (except as may be stated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein, subject, with respect to interim unaudited financial statements, to normal and recurring year-end adjustments that are not reasonably likely to be material in amount.

          Section 3.9   No Undisclosed Liabilities.  Except (a) as disclosed in
                        --------------------------
the Company Financial Statements and (b) for liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date pursuant to the terms of this Agreement, or (ii) incurred pursuant to, or in furtherance of, this Agreement or the Transactions, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          Section 3.10  Absence of Certain Changes.  Since the Balance Sheet
                        --------------------------
Date, except as disclosed in the Company SEC Documents filed prior to the date hereof, (i) the Company and each Company Subsidiary has conducted its respective business only in the ordinary and usual course, (ii) there have not occurred any events, changes, effects or circumstances (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (iii) there has not been (1) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (2) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, except for issuances of Company Common Stock upon the exercise of Company Options awarded prior to the date hereof, (3) (A) any granting by the Company or any of its Subsidiaries to any current or former director, executive officer or other key employee of the Company or its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or as was required under any employment agreements identified on the Company Disclosure Schedule in effect as of the date of the date hereof, (B) any granting by the Company or any of its Subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business, or (C) any entry by the Company or any of its Subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business, (4) except insofar as may have been disclosed in the Company SEC Documents or required by a change in U.S. GAAP, any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business or (5) except insofar as may have been disclosed in the Company SEC Documents, any tax election that individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability.

          Section 3.11  Litigation.  There is no action, suit or proceeding by
                        ----------
or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company, threatened against or involving the Company or any Company Subsidiary; or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company or any Company Subsidiary pursuant to this Agreement or in connection with the Transactions; other than, in each case, those the outcome of which, individually or in the aggregate, would not (i) reasonably be expected to have a Company Material Adverse Effect, or (ii) reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under the Agreement.

     Section 3.12  Employee Benefit Plans.  (a) As used herein, "Plan" shall
                   ----------------------
mean each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any ERISA Affiliate, or to which the Company or an ERISA Affiliate is party, for the benefit of any director, employee or former employee of the Company or any Company Subsidiary.

          (b) The Company has delivered or made available to the Parent true, correct and complete copies of all documents relating to the Plans, including but not limited to: (i) all Plan documents, amendments and trust instruments;
(ii) all insurance and annuity contracts related to any Plans; (iii) COBRA notices and forms, including election forms used to notify employees and their dependents of their continuation coverage rights under the Company's group health plans; (iv) the most recently filed Form 5500 annual reports; and (v) actuarial reports, summary plan descriptions and favorable determination letters for the Plans. Since the date these documents were supplied to Parent, no Plan amendments have been adopted, no changes to these documents have been made, and no amendments or changes will be adopted or made prior to the Closing Date in each case that could reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

          (c) All of the Plans subject to ERISA comply in all material respects and have been administered in compliance in all material respects with (i) the provisions of ERISA, (ii) all provisions of the Code, applicable to secure the intended tax consequences, (iii) all applicable state and federal securities laws and (iv) all other applicable laws, rules, regulations and collective bargaining agreements, except where the failure to so comply or to be so administered would not result in any Company Material Adverse Effect. The Company has not received any written notice from any Governmental Entity questioning or challenging such compliance that could reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

          (d) Neither the Company nor its ERISA Affiliates has engaged in any transaction or acted or failed to act in any manner that could subject the Company to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary or co-fiduciary duty under ERISA, or liability for a prohibited transaction (within the meaning of ERISA Section 406 or Code Section
4975) that could reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

          (e) No Plan is subject to Title IV of ERISA, and neither the Company nor any of its ERISA Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA that could become, after the Closing Date, an obligation of the Company or any of its ERISA Affiliates, in each case, that could reasonably be expected to, individually or in the aggregate have a Company Material Adverse Effect.

          (f) Neither the Company nor any of its ERISA Affiliates has ever established, maintained, contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any multi-employer plan within the meaning of ERISA Section 4001(a)(3).

          (g) To the Company's knowledge, none of the Plans provides welfare benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service (other than coverage required by COBRA or any similar state law).

          (h) Except as described in the Company Disclosure Schedule, there are no insurance reserves, trusts or escrow accounts that have been established to provide for payments under welfare plans within the meaning of Section 3(1) of ERISA.

          (i) Each Plan which is intended to be qualified under Code Section 401(a) ("Qualified Retirement Plan") has received from the Internal Revenue Service a favorable determination letter to the effect that the plan in form satisfies the requirements for qualification under Code Section 401(a) (taking into account the provisions of the Tax Reform Act of 1986). To the Company's knowledge, no event has occurred or circumstances exist that will or could give rise to disqualification of a Qualified Retirement Plan and no amendment to any Qualified Retirement Plan made since applying for such determination letter could cause a disqualification of such Plan.

          (j) The Company has the right pursuant to the terms of each Plan that is a welfare plan within the meaning of Section 3(1) of ERISA and all agreements related to such Plan unilaterally to terminate such Plan (or its participation in such Plan) or to amend the terms of such Plan at any time.

          (k) The transactions contemplated by this Agreement will not result in any additional payments to or benefit accruals for, or any increase in the vested interest of, any current or former officer, employee or director or their dependents under any Plan. The Company is not obligated to reimburse or increase the compensation of or payments to any current or former officer, employee or director of the Company in order to make such person whole for any excise tax such person may pay under Section 4999 of the Code due to an excess parachute payment under Section 280G of the Code.

          (l) Except as expressly provided in this Agreement, there is no pending or, to the knowledge of the Company, threatened complaint, claim (other than a routine claim for benefits), proceeding, audit, or investigation of any kind in or before any Governmental Entity with respect to any Plan that could reasonably be expected to result in a Company Material Adverse Effect.

          Section 3.13  Tax Matters; Government Benefits.
                        --------------------------------

          (a) The Company and each of its Subsidiaries has filed all Tax Returns that are required to be filed by the Company and its Subsidiaries, and all such Tax Returns are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failure to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries have duly paid or caused to be duly paid in full or made provision in accordance with U.S. GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) shown as due on such Tax Returns. The most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

          (b) No notification has been received by the Company or by any Company Subsidiary that an audit, examination or other proceeding is pending or, to the Company's knowledge, threatened with respect to any Taxes due from or with respect to or attributable to the Company or any Company Subsidiary or any Tax Return filed by or with respect to the Company or any Company Subsidiary, except for those that would not reasonably be expected to have a Company Material Adverse Effect.

          (c) Neither the Company nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (d) None of the Company or any Company Subsidiary has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group, the common parent of which is the Company), or has any liability for Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law as a transferee or successor, by contract or otherwise.

          Section 3.14  Title to Properties; Encumbrances.  Except as set
                        ---------------------------------
forth in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000, each of the Company and the Company Subsidiaries has good and valid title to, or has valid leasehold interests in or valid rights under contract to use, all the tangible properties and assets which it purports to own or use, including all the tangible properties and assets reflected in the Balance Sheet (except for properties and assets disposed of since the date of the Balance Sheet in the ordinary course of business consistent with past practice), in each case, free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever except, with respect to all such properties and assets, for (a) liens shown on the Balance Sheet as securing specified liabilities or obligations and liens incurred in connection with the purchase of property and/or assets, if such purchase was effected after the date of the Balance Sheet, with respect to which no default exists; (b) minor imperfections of title, if any, none of which are substantial in amount, detract from the value or impair the use of the property subject thereto, or impair the operations of the Company or any Company Subsidiary and which have arisen only in the ordinary course of business and consistent with past practice since the date of the Balance Sheet; (c) liens for current taxes not yet due; and (d) such title defects, failure to have valid leasehold interest in, or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever, if any, as individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect.

          Section 3.15  Environmental Laws.  Except as disclosed in the
                        ------------------
Company SEC Documents (a) the Company and each Company Subsidiary is in compliance with all Environmental Laws, including compliance with any permits or other governmental authorizations or the terms and conditions thereof, except in the case of the matters covered by this sentence where the failure to be in compliance with such laws could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; (b) in the past five (5) years, neither the Company nor any Company Subsidiary has received any communication or notice, whether from a governmental authority or otherwise, alleging any violation of or noncompliance with any Environmental Laws by the Company or any Company Subsidiary or for which any of them is responsible, and there is no pending or, to the Company's knowledge, threatened Environmental Claim, except where such communication, notice or Environmental Claim could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect; and (c) to the Company's knowledge, there are no past or present facts or circumstances that could form the basis of any Environmental Claim against the Company or any Company Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or any Company Subsidiary has retained or assumed either contractually or by operation of law, except where such Environmental Claim, if made, could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

          Section 3.16  Intellectual Property.  Except as could not,
                        ---------------------
individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) either the Company or a Company Subsidiary owns, or is licensed or otherwise possesses legally enforceable rights to use the Company Intellectual Property, (ii) to the Company's knowledge, the conduct of the business of the Company and the Company Subsidiaries with the Company Intellectual Property does not infringe any Intellectual Property rights or any other proprietary right of any Person, and neither the Company nor any Company Subsidiary has received any written notice from any other Person pertaining to or challenging the right of the Company or any Company Subsidiary to use any of the Company Intellectual Property, and (iii) neither the Company nor any Company Subsidiary has made any claim of a violation or infringement by others of its rights to or in connection with the Company Intellectual Property which is still pending.

          Section 3.17  Compliance with Laws.  The Company and its
                        --------------------
Subsidiaries are in compliance with each applicable law, rule or regulation of any United States federal, state, local, or foreign government or agency thereof which affects the business, properties or assets of the Company and its Subsidiaries, and no notice, charge, claim, action or assertion has been received by the Company or any Company Subsidiary or has been filed, commenced or, to the Company's knowledge, threatened against the Company or any Company Subsidiary alleging any such violation, except for any matter otherwise covered by this sentence which could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect, and the Company is in compliance with the terms thereof, except where the failure to be in full force and effect or to be in such compliance could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

          Section 3.18  Labor Difficulties.  (a) There is no unfair labor
                        ------------------
practice complaint against the Company or any Company Subsidiary pending before the National Labor Relations Board, except for any occurrence that individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect; (b) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary, except where such strike, dispute, slowdown or stoppage could not reasonably be expected to have a Company Material Adverse Effect; (c) to the Company's knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company and its Subsidiaries; and
(d) no grievance which might have, individually or in the aggregate, a Company Material Adverse Effect, arising out of or under collective bargaining agreements is pending.

          Section 3.19  Information to be Supplied.  None of the information
                        --------------------------
to be supplied by the Company specifically for inclusion or incorporation by reference (i) in the registration statement on Form F-4 or on Form F-6 to be filed with the SEC by Parent in connection with the issuance of Parent ADSs in the Merger (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) in any filing by Parent or Merger Sub with the Finnish Financial Supervision or the HSE in respect of the Merger (including, without limitation, any listing particulars under the Securities Market Act of 1989, as amended (the "Market Act"), Chapter 2, Section 3 relating to Parent Ordinary Shares (the "Listing Particulars") and any shareholder circular to be distributed to the shareholders of Parent) (together with any amendments or supplements thereto, the "Parent Disclosure Documents"), or (iii) in the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations hereunder and all applicable state laws, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement.

          Section 3.20  Opinion of Financial Advisor.  The Company has
                        ----------------------------
received the opinion of its investment advisor, Pacific Crest Securities Inc., dated the date hereof, to the effect that, as of such date, the Exchange Ratio is fair to the Company's shareholders from a financial point of view, and a copy of such opinion has been provided to the Parent.

          Section 3.21  Brokers or Finders.  No agent, broker, investment
                        ------------------
banker, financial advisor or other firm or Person acting on behalf of the Company is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the Transactions except for Pacific-Crest Securities, Inc.

          Section 3.22  Company Agreements.  Except as set forth in the
                        ------------------
Company SEC Documents or as permitted pursuant to this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by (i) any agreement relating to the incurring of indebtedness (including sale and leaseback and capitalized lease transactions and other similar financing transactions) providing for payment or repayment in excess of $500,000, (ii) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or (iii) any non-competition agreement which purports to limit in any material respect the manner in which, or the localities in which, all or any portion of the business of the Company and its Subsidiaries, taken as a whole, is or would be conducted (collectively, the "Company Agreements").

          Section 3.23  Interested Party Transactions.  To the Company's
                        -----------------------------
knowledge, since the Company's proxy statement dated June 7, 1999, no event has occurred that would be required to be reported as a "Certain Relationship" or "Related Transaction" pursuant to Item 404 of Regulation S-K promulgated by the SEC.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

          Except as set forth in the Parent Disclosure Schedule prepared and signed by the Parent and delivered to the Company simultaneously with the execution hereof, the Parent represents and warrants to the Company that all of the statements contained in this Article IV are true and correct as of the date
                                 ----------
of this Agreement (or, if made as of a specified date, as of such date). Each exception set forth in the Parent Disclosure Schedule is identified by reference to a specific section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section.

          Section 4.1  Organization; Qualification; Charter Documents.  (a)
                       ----------------------------------------------
Each of Parent and Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate the properties and assets it now owns, leases or operates or purports to own, lease or operate; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such qualification, except where the failure to have such power and authority or to be so qualified, licensed or in good standing could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

          (b) Parent has heretofore delivered or made available to the Company complete and correct copies of the Charter Documents of Parent and each Parent Subsidiary, as amended to date. All such Charter Documents are in full force and effect, and neither Parent nor any Parent Subsidiary is in violation of any provision of its respective Charter Documents except for breaches which would not materially restrict the ability of Parent to consummate the Merger or could not reasonably be expected to have a Parent Material Adverse Effect.

          Section 4.2  Subsidiaries and Affiliates.  The Parent Disclosure
                       ---------------------------
Schedule sets forth the name and jurisdiction of incorporation of each Parent Subsidiary and the jurisdictions in which each Parent Subsidiary is qualified to do business. The Parent does not own, directly or indirectly, any capital stock or other equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation or have any direct or indirect equity or ownership interest in any business other than publicly traded securities constituting less than one percent of the outstanding equity of the issuing entity. All the outstanding capital stock of each Parent Subsidiary is owned directly or indirectly by the Parent free and clear of all Liens, and is validly issued, fully paid and non-assessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Parent Subsidiary to any person except the Parent. Each Parent Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such qualification, except where the failure to have such power and authority or to be so qualified, licensed or in good standing could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

          Section 4.3  Capitalization.  (a) The authorized capital stock of
                       --------------
the Parent consists of 160,000,000 Parent Ordinary Shares and 25,000,000 Series K Shares. As of the date hereof, (i) 39,200,000 Parent Ordinary Shares are issued and outstanding, (ii) no Parent Ordinary Shares are held in the treasury of the Parent or held by any Subsidiary of Parent, (iii) 7,200,000 Series K Shares are issued and outstanding, and (iv) 1,200,000 Parent Ordinary Shares are issuable under the Parent's 1999 Warrant Plan. Immediately after the Effective Time as contemplated by the Conversion Agreement, no Series K Shares will be outstanding. All the outstanding shares of the Parent's capital stock are, and all Parent Ordinary Shares which may be issued pursuant to the exercise of outstanding Parent Options or upon conversion of Series K Shares into Parent Ordinary Shares will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and, except as set forth on the Parent Disclosure Schedule, are free of any pre-emptive or other similar rights. There is no Voting Debt of the Parent or any Parent Subsidiary issued and outstanding. Except as set forth above and except for the Transactions, as of the date hereof, (i) there are no shares of capital stock of the Parent authorized, issued or outstanding; (ii) except for warrants issued under the 1999 Warrant Plan, or as expressly contemplated by this

Agreement, there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Parent or any Parent Subsidiary, obligating the Parent or any Parent Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Parent or any Parent Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating the Parent or any Parent Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding obligations (contingent or otherwise) of the Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any Parent Ordinary Shares, the Series K Shares, or the other capital stock of the Parent, or any Parent Subsidiary or Affiliate of the Parent.

     (b) Except as expressly contemplated by this Agreement, there are no voting trusts or other agreements or understandings to which the Parent or any Parent Subsidiary is a party with respect to the voting of the capital stock of the Parent or any of the Parent Subsidiaries.

     (c) The Parent Ordinary Shares underlying the Parent ADSs to be issued as part of the Merger Consideration, when issued and delivered in accordance with the terms of this Agreement, will have been duly authorized, validly issued, fully paid and non-assessable and will be free of any preemptive or other similar rights, except as set forth on the Parent Disclosure Schedule.


          Section 4.4  Authorization; Validity of Agreement; Necessary Action.
                       ------------------------------------------------------
Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and, with respect to Parent, subject in the case of consummation of the Merger to obtaining the Parent Shareholder Approval, to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Merger and the Transactions have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub, and by Parent as the sole shareholder of Merger Sub, and no other corporate action on the part of Parent and Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement or, except with respect to Parent for obtaining the Parent Shareholder Approval and the filing of merger documents as set forth herein, the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub, and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights and general principles of equity.

          Section 4.5  Board Approvals; Takeover Statutes.  The Parent Board
                       ----------------------------------
of Directors, at a meeting duly called and held, has (i) unanimously determined that each of the Agreement and the Merger are in the best interests of the Parent and its shareholders, (ii) adopted this Agreement and approved the Merger and the other Transactions, and (iii) resolved to recommend that the shareholders of the Parent approve this Agreement and the Merger, and none of the aforesaid actions by the Parent Board of Directors has been amended, rescinded or modified. To the knowledge of Parent, no Finnish takeover statute is applicable to the Merger or the other Transactions.

          Section 4.6  Vote Required.  The affirmative vote of the holders of
                       -------------
two-thirds of the Parent Ordinary Shares and the Series K Shares, voting as a single class, represented at a meeting of shareholders of Parent is the only vote of the holders of any class or series of the Parent's capital stock necessary to adopt this Agreement and approve the Merger and the other Transactions.

          Section 4.7  Consents and Approvals; No Violations.  Except for the
                       -------------------------------------
filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, Non-U.S. Monopoly Laws, Finnish corporation law, the Finnish Companies Act and Finnish and other securities law, the MBCA and the DGCL, none of the execution, delivery or performance of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the Transactions will (i) conflict with or result in any breach of any provision of the respective articles of association or bylaws or similar organizational documents of Parent or Merger Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, or any of its Subsidiaries or Merger Sub is a party or by which any of them or any of their respective properties or assets may be bound, or (iv) violate any Order, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except, with respect to the foregoing clauses (ii), (iii) and (iv), as could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. There are no third party consents or approvals required to be obtained under the Parent Agreements prior to the consummation of the Transactions, except where the failure to obtain such consents or approvals could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

          Section 4.8  Parent Public Reports and Financial Statements.  The
                       ----------------------------------------------
Parent has filed, and has heretofore made available to the Company, true and complete copies of, all reports, filings, registration statements and other documents required to be filed by it with the HSE, the Finnish Trade Registry, the Finnish Financial Supervision and the Decision of the Ministry of Finance since March 23, 1999. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date hereof, the Parent Public Reports, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (b) complied as to form in all material respects with the applicable requirements of the Finnish Companies Act and the Market Act, as the case may be, and the applicable rules and regulations of the HSE and the Finnish Trade Registry. None of the Parent Subsidiaries is required to file any forms, reports or other documents with the Finnish Trade Registry or the Finnish

Financial Supervision or under the Market Act or the Finnish Companies Act. The Parent Financial Statements have been prepared from, and are in accordance with, the books and records of the Parent and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the HSE, the Market Act and the Finnish Companies Act with respect thereto, have been prepared in accordance with Finnish GAAP applied on a consistent basis during the period involved (except as may be stated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Parent and its consolidated Subsidiaries as of the times and for the periods referred to therein.

          Section 4.9  No Undisclosed Liabilities.  Except (a) as disclosed in
                       --------------------------
the Parent Financial Statements, (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Parent Balance Sheet Date pursuant to the terms of this Agreement, or (c) incurred pursuant to, or in furtherance of, this Agreement or the Transactions, neither the Parent nor any Parent Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

          Section 4.10  Absence of Certain Changes.  Since the Parent Balance
                        --------------------------
Sheet Date, except as disclosed in the Parent Public Reports filed prior to the date hereof, (i) the Parent and each Parent Subsidiary has conducted its respective business only in the ordinary and usual course, (ii) there have not occurred any events, changes, effects or circumstances (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or which could reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect, and (iii) there has not been (1) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent's capital stock except as set forth on the Parent Disclosure Schedule,
(2) any split, combination or reclassification of any of Parent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent's capital stock, except for issuances of Parent Ordinary Shares upon the exercise of Parent Options awarded prior to the date hereof, (3) (A) any granting by Parent or any of its Subsidiaries to any current or former director, executive officer or other key employee of Parent or its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or as was required under any employment agreements in effect as of the date of the date hereof, (B) any granting by Parent or any of its Subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business, or (C) any entry by Parent or any of its Subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business, (4) except insofar as may have been disclosed in Parent Public Reports or required by a change in Finnish GAAP, any change in accounting methods, principles or practices by Parent materially affecting its assets, liabilities or business or (5) except insofar as may have been disclosed in Parent Public Reports, any tax election that individually or in the aggregate would reasonably be expected to have a Parent Material Adverse Effect on Parent or any of its tax attributes or any settlement or compromise of any income tax liability.

          Section 4.11  Litigation.  There is no action, suit, or proceeding
                        ----------
by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Parent, threatened against or involving the Parent or any Parent Subsidiary, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Parent or any Parent Subsidiary pursuant to this Agreement or in connection with the Transactions, other than, in each case, the outcome of which, individually or in the aggregate, would not (i) reasonably be expected to have a Parent Material Adverse Effect, or (ii) reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under this Agreement.

          Section 4.12  Tax Matters; Government Benefits.
                        --------------------------------

          (a) The Parent and each of its Subsidiaries have filed all Tax Returns that are required to be filed by the Parent and its Subsidiaries, and all such Tax Returns are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failure to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not reasonably be expected to have a Parent Material Adverse Effect. The Parent and each of its Subsidiaries have duly paid or caused to be duly paid in full or made provision in accordance with Finnish GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes shown as due on such Tax Returns.

          (b) No notification has been received by the Parent or by any Parent Subsidiary that an audit, examination or other proceeding is pending or, to the Parent's knowledge, threatened with respect to any Taxes due from or with respect to or attributable to the Parent or any Parent Subsidiary or any Tax Return filed by or with respect to the Parent or any Parent Subsidiary where there is a reasonable possibility of a materially adverse determination.

          (c) Neither the Parent nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          Section 4.13  Title to Properties; Encumbrances.  Each of the Parent
                        ---------------------------------
and the Parent Subsidiaries has good and valid title to, or has valid leasehold interests in or valid rights under contract to use, all the tangible properties and assets which it purports to own or use, including, without limitation, all the tangible properties and assets reflected in the Parent Balance Sheet (except for properties and assets disposed of since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practice), in each case, free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever except, with respect to all such properties and assets, for (a) liens shown on the Parent Balance Sheet as securing specified liabilities or obligations and liens incurred in connection with the purchase of property and/or assets, if such purchase was effected after the date of the Parent Balance Sheet, with respect to which no default exists; (b) minor imperfections of title, if any, none of which are substantial in amount, materially detract from the value or impair the use of the property subject thereto, or impair the operations of the Parent or any Parent Subsidiary and which have arisen only in the ordinary course of business and consistent with past practice since the date of the Parent Balance Sheet; (c) liens for current taxes not yet due; and (d) such title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever, if any, as individually or in the aggregate could not reasonably be expected to have a Parent Material Adverse Effect.

          Section 4.14  Environmental Laws.  Except as disclosed in the Parent
                        ------------------
Public Reports (a) the Parent and each Parent Subsidiary are in compliance with all Environmental Laws, including, but not limited to, compliance with any permits or other governmental authorizations or the terms and conditions thereof, except in the case of the matters covered by this sentence where the failure to be in compliance with such laws could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; (b) in the past five (5) years neither the Parent nor any Parent Subsidiary has received any communication or notice, whether from a governmental authority or otherwise, alleging any violation of or noncompliance with any Environmental Laws by the Parent or any Parent Subsidiary or for which any of them is responsible, and there is no pending or, to the Parent's knowledge, threatened Environmental Claim, except where such communication, notice or Environmental Claim could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect; and (c) to the Parent's knowledge, there are no past or present facts or circumstances that could form the basis of any Environmental Claim against the Parent or any Parent Subsidiary or against any person or entity whose liability for any Environmental Claim the Parent or any Parent Subsidiary has retained or assumed either contractually or by operation of law, except where such Environmental Claim, if made, could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

          Section 4.15  Intellectual Property.  Except as could not,
                        ---------------------
individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) either the Parent or a Parent Subsidiary owns, or is licensed or otherwise possesses legally enforceable rights to use the Parent Intellectual Property, (ii) to the Parent's knowledge, the conduct of the business of the Parent and the Parent Subsidiaries with the Parent Intellectual Property does not infringe any Intellectual Property rights or any other proprietary right of any Person, and neither the Parent nor any Parent Subsidiary has received any written notice from any other Person pertaining to or challenging the right of the Parent or any Parent Subsidiary to use any of the Parent Intellectual Property, and (iii) neither the Parent nor any Parent Subsidiary has made any claim of a violation or infringement by others of its rights to or in connection with the Parent Intellectual Property which is still pending.

          Section 4.16  Compliance with Laws.  The Parent and its Subsidiaries
                        --------------------
are in compliance with each applicable law, rule or regulation of any United States federal, state, local, Finnish, or other foreign government or agency thereof which affects the business, properties or assets of the Parent and its Subsidiaries, and no notice, charge, claim, action or assertion has been received by the Parent or any Parent Subsidiary or has been filed, commenced or, to the Parent's knowledge, threatened against the Parent or any Parent Subsidiary alleging any such violation, except for any matter otherwise covered by this sentence which could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect, and each of Parent and its Subsidiaries is in compliance with the terms thereof, except where the failure to be in full force and effect or to be in such compliance could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

          Section 4.17  Labor Difficulties.  (a) There is no unfair labor
                        ------------------
practice complaint against the Parent or any Parent Subsidiary pending before any Finnish governmental or administrative agency, except for any occurrence that individually or in the aggregate could not reasonably be expected to have a Parent Material Adverse Effect; (b) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Parent, threatened against or affecting the Parent or any Parent Subsidiary, except where such strike, dispute, slowdown or stoppage could not reasonably be expected to have a Parent Material Adverse Effect; (d) to the Parent's knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Parent and its Subsidiaries; and
(e) no grievance which might have, individually or in the aggregate, a Parent Material Adverse Effect, arising out of or under collective bargaining agreements is pending.

          Section 4.18  Information to be Supplied.  (a) None of the information
                        --------------------------
supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement.

          (b) The Parent Disclosure Documents will, at all relevant times, include all information relating to Parent and its Subsidiaries which is required to enable the Parent Disclosure

Documents and the parties hereto to comply in all material respects with all Finnish statutory and other legal and regulatory provisions (including, without limitation, the Market Act and the rules and regulations made thereunder, and the rules and requirements of the HSE) and all such information contained in such documents will, as of the date of such filing, be in all material respects, in accordance with the facts and will not omit anything materially likely to affect the import of such information.

          (c) Notwithstanding the foregoing provisions of this Section, no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Registration Statement or the Listing Particulars based on information supplied by the Company expressly for inclusion or incorporation by reference therein.

          Section 4.19  Merger Sub's Operations.  Merger Sub was formed
                        -----------------------
solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions.

          Section 4.20  Brokers or Finders.  No agent, broker, investment
                        ------------------
banker, financial advisor or other firm or Person acting on behalf of Parent or Merger Sub is or will be entitled to any brokers' or finders' fee or any other commission or similar fee in connection with any of the Transactions, except Conventum Corporate Finance Oy.

          Section 4.21  Parent Agreements.  Except as set forth in the Parent
                        -----------------
Public Reports or as permitted pursuant to this Agreement, neither the Parent nor any of its Subsidiaries is a party to or bound by (i) any agreement relating to the incurring of indebtedness (including sale and leaseback and capitalized lease transactions and other similar financing transactions) providing for payment or repayment in excess of $500,000, (ii) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC, exclusive of any compensation agreements which would otherwise be included in such term with respect to a U.S. registrant) or (iii) any non-competition agreement which purports to limit in any material respect the manner in which, or the localities in which, all or any portion of the business of the Parent and its Subsidiaries, taken as a whole is conducted (collectively, the "Parent Agreements").

          Section 4.22  Interested Party Transactions.  Section 4.22 of the
                        -----------------------------
Parent Disclosure Schedule sets forth a description of any event that, to Parent's Knowledge, exists or has occurred since January 1, 1999 that would be required to be reported as a "Certain Relationship" or "Related Transaction" pursuant to Item 404 of Regulation S-K promulgated by the SEC, assuming, for purposes of this section only, that the Parent was and is subject to the reporting requirements of the Securities Act and the Exchange Act.

          Section 4.23  Opinion of Financial Advisor.  The Parent has received
                        ----------------------------
the opinion of its investment advisor, Conventum Corporate Finance Oy, dated the date hereof, to the effect that, as of such date, the Exchange Ratio is recommended to the Parent from a financial point of view, and a copy of such opinion has been provided to the Company.

          Section 4.24  Accounting Matters.  The Parent has (a) engaged
                        ------------------
independent public accountants to advise it on the qualification of the Merger for "pooling of interests" accounting under Finnish GAAP, (b) consulted with such accountants concerning the requirements therefor, and (c) disclosed to such accountants all actions taken by it or its Subsidiaries that it, in each case, reasonably believes, based on such consultations, are likely to affect the accounting of the business combination to be effected by the Merger as a pooling of interests. As of the date hereof and based upon consultation with its accountants, the Parent reasonably believes that the Merger will qualify for "pooling of interests" accounting under Finnish GAAP.


                                   ARTICLE V
                                   COVENANTS

          Section 5.1  Conduct of the Business of Company.
                       ----------------------------------

          The Company agrees that, except as set forth in the Company Disclosure Schedule, or as permitted, required or specifically contemplated by, or otherwise described in, this Agreement or otherwise consented to or approved in writing by Parent (which consent or approval shall not be unreasonably withheld or delayed), during the period commencing on the date hereof until the earlier of the termination of this Agreement or the Effective Time:

          (a) the Company and each of its Subsidiaries shall conduct their respective operations in all material respects only according to their ordinary and usual course of business consistent with past practice and shall use their reasonable best efforts to preserve intact their respective business organization, keep available the services of their officers, employees and consultants and maintain satisfactory relationships with licensors, suppliers, distributors, clients, joint venture partners and others having significant business relationships with them;

          (b) by way of illustration and not limitation, neither the Company nor any of its Subsidiaries shall:

                  (i) make any change in or amendment to the Company's Charter Documents or increase the number of members on the Company Board of Directors beyond a total of eight members;

                  (ii) issue, sell, pledge, dispose of or encumber, or authorize to issue or sell, pledge, dispose of or encumber, any shares of its capital stock or any other securities, or issue or sell, or authorize to issue or sell, any securities convertible into, or options, warrants, convertible securities or other rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock or any other securities, or make any other changes in its capital structure, other than (i) the issuance of Shares upon the exercise of Company Options outstanding on the date hereof, in accordance with their present terms or (ii) issuances by a wholly-owned Subsidiary of the Company of capital stock to such Subsidiary's parent, the Company or another wholly-owned Subsidiary of the Company.

                  (iii) declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) or payment with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock or its other securities, other than dividends payable by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company;

                  (iv) other than in connection with transactions permitted by Section 5.1(b)(v), incur any capital expenditures or any obligations or
   -----------------
liabilities in respect thereof, except for those (A) contemplated by the capital expenditure budgets for the Company and its Subsidiaries made available to Parent prior to the date hereof, (B) incurred in the ordinary course of business of the Company and its Subsidiaries or (C) not otherwise described in clauses
(A) and (B) which, as to this subsection (C), do not exceed $1,000,000 in the
                              --------------
aggregate;

                  (v) acquire (whether pursuant to merger, stock or asset purchase or otherwise) in one transaction or series of related transactions (A) any assets (including any equity interests) having a fair market value in excess of $1,000,000, in the aggregate, other than acquisitions of inventory in the ordinary course of business consistent with past practice, or (B) all or substantially all of the equity interests of any Person or any business or division of any Person having a fair market value in excess of $1,000,000, in the aggregate;

                  (vi) (A) grant any options under the Company Stock Plans or otherwise grant any Company Option or Company Award, or (B) establish, adopt, enter into or amend any bonus, profit sharing or similar plan, agreement, trust, fund, policy or arrangement, or (C) except in the ordinary course of business consistent with past practice and except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement, increase the compensation or fringe benefits of any of its directors, officers or employees or grant any severance or termination pay not currently required to be paid under existing severance plans or enter into any employment, consulting or severance agreement or arrangement with any present, former or prospective director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend in any material respect or terminate any collective bargaining, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, except as may be required by law;

                  (vii) transfer, lease, license, guarantee, sell, mortgage, pledge, renovate, rehabilitate, dispose of, encumber or subject to any Lien, any assets of the Company or any of its

Subsidiaries except for (A) sales of assets or Liens made or granted in the ordinary course of business, and (B) sales of assets which are not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole);

          (viii) except as required by applicable law or U.S. GAAP and after notice to Parent, take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

          (ix) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger) or any agreement relating to a Company Acquisition Proposal, except as provided for in Section 7.1(c)(iv);
       ------------------

          (x) (A) incur any material indebtedness for borrowed money, issue any debt securities, or assume or guarantee any such indebtedness of another Person (other than indebtedness owing to or guarantees of indebtedness owing to the Company or any direct or indirect wholly-owned Subsidiary of the Company) or endorse or otherwise become responsible for the obligations of any Person or (B) make any loans or advances to any other Person, other than to the Company or to any direct or indirect wholly-owned Subsidiary of the Company, except, in the case of clause (A), for borrowings (1) in the ordinary course of business consistent with past practice, including without limitation borrowings under existing credit facilities in the ordinary course of business consistent with past practice, (2) in connection with the Transactions, or (3) in connection with financing activities relating to activities described in Section 5.1(b) of
                                                              --------------
the Company Disclosure Schedule;

          (xi) accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option (including any options issued pursuant to the Company Stock Plans or under any Company Award), insurance or other compensation or benefits, or amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Subsidiary to amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, Shares, or any option, warrant or right, directly or indirectly, to acquire any such securities;

          (xii) settle, pay or discharge any claim, suit or other action brought or threatened against the Company with respect to or arising out of a shareholder's equity interest in the Company, or pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) over $250,000, individually or in the aggregate, other than the payment, discharge or satisfaction (A) of any such claims, liabilities or obligations in the ordinary course of business and consistent with past practice or (B) of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements

(or the notes thereto) contained in the Company SEC Documents; provided, in each case, that any such settlement provides for a complete release of the Company and its Subsidiaries and imposes no obligation on the Company or its Subsidiaries other than the payment of money;

          (xiii) enter into any agreement, understanding or commitment that materially restrains, limits or impedes the Company's or any of its Subsidiaries' ability to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on the Company's or any of its Subsidiaries' activities;

          (xiv) plan, announce, implement or effect any material reduction in labor force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or its Subsidiaries, provided, however, that routine employee terminations for cause shall not be considered subject to this clause (xiv);

          (xv) knowingly take any action or fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the Merger from qualifying (A) for "pooling of interests" accounting treatment under Finnish GAAP or (B) as a Section 368 Reorganization;

          (xvi) take any action including, without limitation, the adoption of any shareholder rights plan or amendments to its Certificate of Incorporation or By-Laws (or comparable governing documents), which would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights and receive the benefits of a shareholder with respect to, securities of the Company that may be acquired or controlled by Parent or Merger Sub or permit any shareholder to acquire securities of the Company on a basis not available to Parent or Merger Sub in the event that Parent or Merger Sub were to acquire any shares of the Company Common Stock;

          (xvii) materially modify, amend or terminate any material contract to which it is a party or waive any of its material rights or claims except, in each case, in the ordinary course of business consistent with past practice;

          (xviii) make any tax election or settle or compromise any United States federal, state, local or non-United States tax liability if the effect thereof would be adverse in any material respect to the Company; or

          (xix) agree, in writing or otherwise, to take any of the foregoing actions.

     Section 5.2  Conduct of the Business of Parent.  The Parent agrees
                  ---------------------------------
that, except as set forth in the Parent Disclosure Schedule, or as permitted, required or specifically contemplated by, or otherwise described in, this Agreement or otherwise consented to or approved in writing by the Company (which consent or approval shall not be unreasonably withheld or delayed), during the period commencing on the date hereof until the earlier of the termination of this Agreement or the Effective Time:

          (a) the Parent and each of its Subsidiaries shall conduct their respective operations in all material respects only according to their ordinary and usual course of business consistent with past practice and shall use their reasonable best efforts to preserve intact their respective business organization, keep available the services of their officers, employees and consultants and maintain satisfactory relationships with licensors, suppliers, distributors, clients, joint venture partners and others having significant business relationships with them;

          (b) by way of illustration and not limitation, neither the Parent nor any of its Subsidiaries shall:

               (i) except as contemplated in the Conversion Agreement, make any change in or amendment to the Parent's articles of association, by-laws, or similar organizational documents;

               (ii) except pursuant to the terms of the Conversion Agreement, issue, sell, pledge, dispose of or encumber, or authorize to issue or sell, pledge, dispose of or encumber, any shares of its capital stock or any other securities, or issue or sell, or authorize to issue or sell, any securities convertible into, or options, warrants, convertible securities or other rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock or any other securities, or make any other changes in its capital structure, other than (i) the issuance of Parent Ordinary Shares upon the exercise of Parent Options outstanding on the date hereof, in accordance with their present terms or (ii) issuances by a wholly-owned Subsidiary of the Parent of capital stock to such Subsidiary's parent, the Parent or another wholly-owned Subsidiary of the Parent;

               (iii) declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) or payment with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock or its other securities, other than dividends payable by a wholly-owned Subsidiary of the Parent to the Parent or another wholly-owned Subsidiary of the Parent;

               (iv)   other than in connection with transactions permitted by
Section 5.2(b)(v), incur any capital expenditures or any obligations or
-----------------
liabilities in respect thereof, except for those (A) contemplated by the capital expenditure budgets for the Parent and its Subsidiaries made available to the Company prior to the date hereof, (B) incurred in the ordinary course of business of the Parent and its Subsidiaries, or (C) not otherwise described in clauses (A) and (B) which, as to this subsection (C), in the aggregate, do not
                                      --------------
exceed $1,000,000 in the aggregate;

               (v) acquire (whether pursuant to merger, stock or asset purchase or otherwise) in one transaction or series of related transactions (A) any assets (including any equity interests) having a fair market value in excess of $1,000,000, in the aggregate, other than acquisition of inventory in the ordinary course of business consistent with past practice, or (B) all or substantially all of the equity interests of any Person or any business or division of any Person having a fair market value in excess of $1,000,000, in the aggregate;

               (vi) transfer, lease, license, guarantee, sell, mortgage, pledge, renovate, rehabilitate, dispose of, encumber or subject to any Lien, any assets of the Parent or any of its Subsidiaries (except for (A) sales of assets or Liens made or granted in the ordinary course of business, (B) sales of assets which are not, individually or in the aggregate, material to the Parent and its Subsidiaries, taken as a whole, and mortgagees, pledgees and similar encumbrances in connection with the Parent's financing activities consistent with past practice and which could not reasonably be expected to result in a Parent Material Adverse Effect;

               (vii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Parent or any of its Subsidiaries (other than the Merger) or any agreement relating to a Parent Acquisition Proposal, except as provided for in Section 7.1(b)(iv);
                ------------------

               (viii) (A) incur any material indebtedness for borrowed money, issue any debt securities, or assume or guarantee any such indebtedness of another Person (other than indebtedness owing to or guarantees of indebtedness owing to the Parent or any direct or indirect wholly-owned Subsidiary of the Parent) or endorse or otherwise become responsible for the obligations of any Person or (B) make any loans or advances to any other Person, other than to the Parent or to any direct or indirect wholly-owned Subsidiary of the Parent, except for borrowings (1) in the ordinary course of business consistent with past practice, including without limitation borrowings under existing credit facilities or for working capital, (2) in connection with the Transactions, (3) in connection with financing relating to activities described in item 5.2(1),
(2) and (4) of the Parent Disclosure Schedule, and (4) which are not otherwise described in subclauses (1), (2) or (3) of this clause (viii) and do not exceed $10,000,000 in the aggregate;

               (ix) accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option (including any options issued pursuant to the Parent 1999 Warrant Plan, under any award (including restricted stock, deferred stock, phantom stock, stock equivalent or stock unit) for capital stock of the Parent, or otherwise), insurance or other compensation or benefits, or amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Subsidiary to amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, Parent Ordinary Shares, or any option, warrant or right, directly or indirectly, to acquire any such securities;

               (x) settle, pay or discharge any claim, suit or other action brought or threatened against the Parent with respect to or arising out of a shareholder's equity interest in the

Parent, or pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) over $250,000, individually or in the aggregate, other than the payment, discharge or satisfaction (A) of any such claims, liabilities or obligations in the ordinary course of business and consistent with past practice or (B) of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) contained in the Parent Public Reports; provided, in each case, that any such settlement provides for a complete release of the Parent and its Subsidiaries and imposes no obligation on the Parent or its Subsidiaries other than the payment of money;

               (xi) enter into any agreement, understanding or commitment that materially restrains, limits or impedes the Parent's or any of its Subsidiaries' ability to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on the Parent's or any of its Subsidiaries' activities;

               (xii) knowingly take any action or fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the Merger from qualifying (A) for "pooling of interests" accounting treatment under Finnish GAAP or (B) as a Section 368 Reorganization;

               (xiii) take any action including, without limitation, the adoption of any shareholder rights plan or amendments to its articles of association or bylaws (or comparable governing documents), which would, directly or indirectly, restrict or impair the ability of the Company's shareholders to vote, or otherwise to exercise the rights and receive the benefits of a shareholder with respect to, securities of the Parent that may be acquired by the Company's shareholders in the Merger;

               (xiv) materially modify, amend or terminate any material contract to which the Parent or any of its Subsidiaries is a party or waive any of their material rights or claims except, in each case, in the ordinary course of business consistent with past practice;

               (xv) agree, in writing or otherwise, to take any of the foregoing actions; or

               (xvi)  amend the Parent's 1999 Warrant Plan or any Parent Option.

          Section 5.3  Company Shareholder Meeting; Parent Shareholder Meeting;
                       --------------------------------------------------------
Preparation of Proxy Statement/Prospectus.
-----------------------------------------

          (a)     The Company Shareholder Meeting.  The Company, acting through
                  -------------------------------
its Board of Directors, shall, in accordance with applicable law, duly call, convene and hold a meeting of the holders of the Shares (the "Company Shareholder Meeting") as soon as reasonably practicable for the purpose of voting upon the approval and adoption of this Agreement and the Merger, and the Company agrees that this Agreement and the Merger shall be submitted at such meeting. Except as provided in Section 5.8: (i) the Company Board of Directors shall recommend
            -----------
approval and adoption by its shareholders of this Agreement (the "Company Recommendation"), and (ii) neither the Company's Board of Directors nor any committee thereof shall amend, modify, withdraw, condition or qualify the Company Recommendation in a manner adverse to Parent.

          (b)     Parent Shareholder Meeting.  Parent, acting through its Board
                  --------------------------
of Directors, shall, in accordance with applicable law, duly call, convene and hold a meeting of the holders of Parent Ordinary Shares (the "Parent Shareholder Meeting") at approximately the same time as the Company Shareholder Meeting, but in no event later than one (1) Business Day after such Company Shareholder Meeting for the purpose of voting upon the Transactions, including the Merger and the issuance of Parent Ordinary Shares hereunder and Parent agrees that this Agreement and the issuance of Parent Ordinary Shares hereunder shall be submitted at such meeting. Except as provided in Section 5.9: (i) Parent's Board
                                                 -----------
of Directors shall recommend approval by its shareholders of the Transactions, including the issuance of Parent Ordinary Shares pursuant to the Merger and the election of A. Christian Schauer as a member of the Parent's Board of Directors as contemplated by Section 5.14 (the "Parent Recommendation"), and (ii) neither
                   ------------
Parent's Board of Directors nor any committee thereof shall amend, modify, withdraw, condition or qualify the Parent Recommendation in a manner adverse to the Company.

          (c)     Preparation of Registration Statement and Proxy
                  -----------------------------------------------
Statement/Prospectus.  Promptly after the date hereof, Parent and the Company
--------------------
shall prepare and Parent shall file with the SEC the Registration Statement, in which the Proxy Statement (which also shall be filed by the Company under separate cover) and the Prospectus will be included. Each of the Company and Parent shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. The Company shall mail the Proxy Statement (including the Prospectus) to its shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act, comply in all material respects with the proxy solicitation rules and regulations under the Exchange Act in connection with the solicitation of such shareholders and, if necessary, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies. Parent shall also take any action required to be taken under any applicable state securities or blue sky laws in connection with the issuance of Parent ADSs in the Merger. No filing of, or amendment or supplement to the Proxy Statement, the Prospectus or the Registration Statement will be made by the Company or Parent without the approval of the other party, which will not be unreasonably withheld or delayed. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Parent ADSs issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement, the Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time, the

Company or Parent discovers any information relating to either party, or any of their respective Affiliates, officers or directors, that should be set forth in an amendment or supplement to the Proxy Statement, the Prospectus or the Registration Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the shareholders of the Company and Parent.

          (d)     Preparation and Filing of Form F-6.  Parent shall promptly
                  ----------------------------------
prepare and cause the depositary under the Deposit Agreement to file with the SEC a registration statement on Form F-6 (the "Form F-6") with respect to the registration of the Parent ADSs under the Securities Act and use its reasonable best efforts to have the Form F-6 declared effective as promptly as possible.

          Section 5.4  Access.
                       ------

          (a) The Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Parent, reasonable access during normal business hours during the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request for purposes consistent with this Agreement and the Transactions contemplated hereby.

          (b) The Parent shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the Company, reasonable access during normal business hours during the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and, during such period, the Parent shall (and shall cause each of its Subsidiaries to) furnish promptly to the Company
(i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws, and (ii) all other information concerning its business, properties and personnel as the Company may reasonably request for purposes consistent with this Agreement and the Transactions contemplated hereby.

          (c) Any investigation pursuant to this Section shall be conducted in a manner which will not interfere unreasonably with the conduct of the business of the other party.

          Section 5.5  Confidentiality.  Information concerning (a) the
                       ---------------
Company and its Subsidiaries obtained by the Parent and Merger Sub and (b) the Parent and its Subsidiaries obtained by the Company and its Subsidiaries, in each case, through their respective officers, employees, accountants, counsel and other representatives pursuant to
Section 5.4 or otherwise, shall be subject to the provisions of the
-----------
Confidentiality Agreement by and between the Company and Parent dated June 1, 2000 (the "Confidentiality Agreement"), the provisions of which shall continue through the earlier of the Effective Time or two (2) years after the termination of this Agreement, subject to all duties applicable to trade secrets.

          Section 5.6  Reasonable Best Efforts.
                       -----------------------

          (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Parent, Merger Sub and the Company agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable laws) to consummate and make effective the Merger and the other Transactions as promptly as practicable including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, and (ii) the satisfaction of that party's and the other parties' conditions to Closing.

          (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement, the Merger and the other Transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of any of the Transactions, each party shall use its reasonable best efforts to effect such transfers, amendments or modifications.

          (c) The Company and Parent shall file as soon as practicable notifications under the HSR Act and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, the Company and Parent shall each request early termination of the HSR Act waiting period, and each shall use its reasonable best efforts to take such action as may be required to cause the expiration of the waiting period under the HSR Act or other Non-U.S. Monopoly Laws with respect to the Transactions as promptly as practicable after the execution of this Agreement. Each of the Company and the Parent shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Transactions under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any Non-U.S. Monopoly Laws (collectively, "Antitrust Laws"). In connection with the filings under the Antitrust Laws, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any Transaction as violative of any Antitrust Law, each of Parent and the Company shall cooperate and use all reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any Order, that is in effect and that prohibits, prevents or restricts consummation of the Merger or any other Transactions, unless either party, in good faith, determines that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither the Company nor Parent shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the date of a ruling preliminarily enjoining the Merger issued by a court of competent jurisdiction.

          (d)     Notwithstanding anything to the contrary in Section 5.6(a),
                                                              ---------------
(b) or (c), (i) neither Parent nor any of its Subsidiaries shall be required to
---------------
divest or hold separate any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a Parent Material Adverse Effect on Parent or on Parent combined with the Company after the Effective Time, and (ii) for purposes of this Section, neither the Company nor any of its Subsidiaries shall be entitled to divest, nor shall it commit to divest, any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a Company Material Adverse Effect on the Company or on the Company combined with the Parent after the Effective Time.

          Section 5.7  Employee Stock Options.  (a) As of the Effective Time
                       ----------------------
(i) each outstanding Company Employee Stock Option, and any other Company Option (together, the "Adjusted Options") shall be exchanged for an option to purchase the number of Parent ADSs derived by multiplying the number of Shares subject to such Company Employee Stock Option or other Company Option immediately prior to the Effective Time by the Exchange Ratio (rounded to the nearest whole number of Parent ADSs), at an exercise price per share equal to the exercise price for each such Share subject to such option divided by the Exchange Ratio (rounded down to the nearest whole cent), and all references in each such option to the Company shall be deemed to refer to Parent, where appropriate, and (ii) Parent shall assume the obligations of the Company under the Company Stock Plans. The other terms of each Adjusted Option, and the plans under which they were issued, shall continue to apply in accordance with their terms, subject to Section
                                                                   -------
5.7(d).
------

          (b) As of the Effective Time, each outstanding award (including restricted stock, deferred stock, phantom stock, stock equivalents and stock units) ("Company Award") under any

Company Stock Plan shall be exchanged for a similar instrument of Parent, in each case with such adjustments (and no other adjustments) to the terms of such Company Awards as are necessary to preserve the value inherent in such Company Awards with no detrimental effects, taken as a whole, on the holder thereof, and the Parent shall assume the obligations of the Company under the Company Awards. The other terms of each Company Award, and the plans or agreements under which they are issued, shall continue to apply in accordance with their terms subject to Section 5.7(d).
   --------------

          (c) The Company and Parent agree that each of the Company Stock Plans and Parent Stock Plans shall be amended, to the extent necessary and appropriate to reflect the transactions contemplated by this Agreement, including, but not limited to the exchange of Shares held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into Parent ADSs on a basis consistent with the transactions contemplated by this Agreement. The actions to be taken by the Company and Parent pursuant to this Section 5.7(c)
                                                               --------------
shall include the submission by the Company or Parent of the amendments to the Parent Stock Plans or the Company Stock Plans to their respective shareholders, if such submission is determined to be necessary by counsel to the Company or Parent after consultation with one another; provided, however, that such approval shall not be a condition to the consummation of the Merger.

          (d) Notwithstanding anything in subsection (a) or (b) above to the contrary, if the exchange or conversion of any Adjusted Option or Company Award shall be prohibited or restricted under any applicable law, rule or regulation applicable to Parent, Parent shall, in lieu thereof, provide the holder at the Effective Time with substantially the same economic benefit calculated as of the Effective Time.

          (e) Parent shall (i) reserve for issuance the number of Parent Ordinary Shares underlying Parent ADSs that will become subject to the benefit plans, programs and arrangements referred to in this Section and (ii) issue or cause to be issued the appropriate number of Parent Ordinary Shares to be represented by Parent ADSs pursuant to applicable plans, programs and arrangements, upon the exercise or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. No later than the Effective Time, the Parent shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of Parent Ordinary Shares underlying Parent ADSs necessary to fulfill Parent's obligations under this Section. For such period as the Parent shall be a reporting company under the Exchange Act, Parent shall use its reasonable best efforts to keep such registration statement effective (and the current status of the prospectus required thereby to be maintained) for as long as Adjusted Options or the Company Awards remain outstanding.

          (f) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Options and Company Awards appropriate notices setting forth such holders' rights pursuant to the Company Stock Plans and the agreements evidencing the grants of such Company Options and Company Awards and that such Company Options and Company Awards and
                                       40
the related agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this
Section 5.7 after giving effect to the Merger).
-----------



          Section 5.8  No Solicitation by the Company.
                       ------------------------------

          (a) Neither the Company nor any Company Subsidiary shall (and the Company shall cause the officers, directors, employees, representatives and agents of the Company and each Company Subsidiary, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person or group (other than Parent, any of its Affiliates or representatives) concerning any Company Acquisition Proposal, except that nothing contained in this Section 5.8(a) or
                                                            --------------
any other provision hereof shall prohibit the Company or the Company Board of Directors from (i) taking and disclosing to the Company's shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (ii) making any disclosure to the Company's shareholders if, in the good faith judgment of the Board, after consultation with outside counsel, failure to make such disclosures would be contrary to its obligations under applicable law, provided that the Company may not, except as permitted by Section 5.8(c), withdraw or modify, or
                                        --------------
propose to withdraw or modify, its position with respect to the Merger. Upon execution of this Agreement, the Company will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the approval of the Merger and this Agreement at the Company Shareholders Meeting (or, if the Merger has not been consummated within thirty (30) days after the Company Shareholders Meeting (except by reason of the Company's failure to fulfill any obligation under this Agreement), such actions occur more than thirty (30) days after the Company Shareholder Meeting), the Company may furnish information concerning its business, properties or assets to any Person pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group concerning a Company Acquisition Proposal if such proposal is a Company Superior Proposal not solicited in violation of this Agreement. A Company Acquisition Proposal will be a Company Superior Proposal only if:

          (x) a Person has, on an unsolicited basis, submitted a written proposal to the Company Board of Directors relating to any Company Acquisition Proposal which the Board determines in good faith (based on the advice of a financial adviser of nationally recognized reputation) to be more favorable to the Company and its shareholders and for which financing, to the extent required, is then committed or which in the good faith judgment of the Company Board of Directors, is reasonably capable of being obtained by such Person; and

          (y) the Company Board of Directors determines in good faith, after consultation with outside counsel, that such action is required to act in a manner consistent with the Board's fiduciary duties to the Company's shareholders under applicable law.

     (b) The Company will immediately notify Parent, orally and in writing, of the existence of any Company Acquisition Proposal, or any modification of or amendment to any Company Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its Subsidiaries in connection with a Company Acquisition Proposal, and the Company will immediately communicate to Parent, orally and in writing, the terms of any Company Acquisition Proposal, modification or request which it may receive, the identity of the party making such Company Acquisition Proposal, modification or request, and whether the Company is providing or intends to provide the Person making the Company Acquisition Proposal, modification or request with access to information concerning the Company, and will immediately provide to Parent copies of any written materials received by the Company describing or stating such Company Acquisition Proposal. The Company will promptly provide to Parent any non-public information concerning the Company provided to any other party which was not previously provided to Parent.


     (c)  Except as set forth in this Section 5.8(c), neither the Company Board
                                      --------------
of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Company Acquisition Proposal, or (iii) enter into any agreement with respect to any Company Acquisition Proposal. Notwithstanding the foregoing, prior to the Effective Time, the Company Board of Directors may withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend a Company Superior Proposal, or enter into an agreement with respect to a Company Superior Proposal, and may terminate this Agreement in order to concurrently enter into an agreement with respect to such Company Superior Proposal, in each case at any time after the fifth (5th) Business Day following delivery to Parent of written notice from the Company advising Parent that the Company Board of Directors has received a Company Superior Proposal which it intends to accept, specifying the material terms and conditions of such Company Superior Proposal, and identifying the Person making such Company Superior Proposal, but only if the Company shall have caused its financial and legal advisors to, if requested by the Parent, negotiate with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms and, at the end of such five (5) Business Day period, the Company Board of Directors, in good faith continues reasonably to believe, that the Company Acquisition Proposal constitutes a Company Superior Proposal.


     Section 5.9  No Solicitation by the Parent. (a) Neither the Parent nor any
                  -----------------------------
Parent Subsidiary shall (and the Parent shall cause the officers, directors, employees, representatives and agents of the Parent and each Parent Subsidiary, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person or group (other than the Company, any of its Affiliates or representatives) concerning any Parent Acquisition Proposal, except that nothing contained in this Section 5.9(a) or any other provision
                                      --------------
hereof shall prohibit the Parent or the Parent Board of Directors from making any disclosure to the Parent's shareholders if, in the good faith judgment of the Board, failure to so disclose would be inconsistent with the best interests of its shareholders; provided that the Parent may not, except as permitted by
                     -------------
Section 5.9(c), withdraw or modify, or propose to withdraw or modify, its
---------------
position with respect to the Merger. Upon execution of this Agreement, the Parent will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the Effective Time, the Parent may furnish information concerning its business, properties or assets to any Person pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group concerning a Parent Acquisition Proposal if such proposal is a Parent Inclusive Superior Proposal. A Parent Acquisition Proposal will be a Parent Superior Proposal only if a Person has, on an unsolicited basis, submitted a written proposal to the Parent's Board of Directors relating to any Parent Acquisition Proposal which the Board reasonably determines in good faith (based on the advice of a financial adviser of a recognized reputation) to recommend to Parent's shareholders. A Parent Superior Proposal will be a Parent Inclusive Superior Proposal only if such Parent Superior Proposal does not contemplate, provide for, or require termination of this Agreement as a condition to such proposal, and expressly permits (but need not require) Parent to consummate the Merger without modification in any adverse respect of this Agreement or the Transactions. If at any time a Parent Superior Proposal becomes a Parent Exclusive Superior Proposal, Parent will immediately cease any then existing activities, discussions or negotiations with respect thereto until after the earlier of the termination of the Merger Agreement, the Effective Time or such date as any Parent Superior Proposal ceases to be a Parent Exclusive Superior Proposal. For purposes of this Agreement, a Parent Exclusive Superior Proposal means any Parent Superior Proposal that is not a Parent Inclusive Superior Proposal


     (b) The Parent will immediately notify the Company, orally and in writing, of the existence of any Parent Acquisition Proposal, or any modification of or amendment to any Parent Acquisition Proposal, or any request for nonpublic information relating to the Parent or any of its Subsidiaries in connection with a Parent Acquisition Proposal and the Parent will immediately communicate to the Company, orally and in writing, the terms of any Parent Acquisition Proposal, modification or request which it may receive, the identity of the party making such Parent Acquisition Proposal, modification or request, and whether the Parent is providing or intends to provide the Person making the Parent Acquisition Proposal, modification or request with access to information concerning the Parent, and will immediately provide to the Company copies of any written materials received by Parent describing or stating such Parent Acquisition Proposal. The Parent will promptly provide to the Company any non-public information concerning the Parent provided to any other party which was not previously provided to the Company.

     (c)  Except as set forth below in this Section 5.9(c), neither the Parent's
                                            -------------
Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Parent Acquisition Proposal, or (iii) enter into any agreement with respect to any Parent Acquisition Proposal. Notwithstanding the foregoing, prior to the Effective Time, (i) the Parent's Board of Directors may withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend a Parent Inclusive Superior Proposal, or enter into an agreement with respect to a Parent Inclusive Superior Proposal, and (ii) may terminate this Agreement in order to concurrently enter into an agreement with respect to such Parent Inclusive Superior Proposal, in each case at any time after the fifth (5th) Business Day following delivery to the Company of written notice from the Parent advising the Company that the Parent's Board of Directors has received a Parent Inclusive Superior Proposal which it intends to accept, specifying the terms and conditions of such Parent Inclusive Superior Proposal, and identifying the Person making such Parent Inclusive Superior Proposal. In the event the Company has not advised Parent in writing that the Company objects to the Parent Inclusive Superior Proposal prior to the expiration of the five (5) Business Day period referred to above, the Company will be presumed to have not objected to the Parent Inclusive Superior Proposal and Parent may proceed to consummate the Merger and the Transactions and the Parent Inclusive Superior Proposal. In the event the Company objects to the Parent Inclusive Superior Proposal, the Parent shall within two (2) Business Days thereafter either (A) abandon the Parent Inclusive Superior Proposal and immediately provide written notice to the Company of such abandonment, or (B) terminate this Agreement and pay to the Company the Termination Fee and Expenses as provided in Section 7.3.
               -----------


     Section 5.10  Publicity.  The initial press release with respect to the
                   ---------
execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, until the Effective Time or the date the Transactions are terminated or abandoned pursuant to Article VII, neither the
                                                     -----------
Company, Parent nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without prior written approval of the other party, except for references to earlier releases or announcements and except as may be required by law or by any listing agreement with a national securities exchange or trading market.

     Section 5.11  Notification of Certain Matters. Each of the Company and the
                   -------------------------------
Parent shall give prompt notice to the other of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.11
--------  -------                                                   ------------
shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.12  State Takeover Laws. If any state takeover statute other than
                   -------------------
Chapter 7A and Chapter 7B of the MBCA becomes or is deemed to become applicable to the Agreement, the acquisition of Shares or the related voting power pursuant to the Merger or the other Transactions, the Company and the Parent shall take all action necessary to render such statute inapplicable to all of the foregoing.

     Section 5.13  Tax and Accounting Treatment. (a) Prior to the Effective
                   ----------------------------
Time, each party shall use its reasonable best efforts to cause the Merger to qualify as a Section 368 Reorganization and to qualify for "pooling of interests" accounting treatment under Finnish GAAP, and will not take any action reasonably likely to cause the Merger not so to qualify.

     (b) Each of the Parent and the Company shall cooperate with each other in obtaining the opinion of Schiff Hardin & Waite, counsel to the Company, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In connection therewith, each of the Company and the Parent shall deliver to Schiff Hardin & Waite customary representation letters in form and substance reasonably satisfactory to such counsel, and the Company shall obtain any representation letters from appropriate shareholders and shall deliver any such letters obtained to Schiff Hardin & Waite (the representation letters referred to in this sentence are collectively referred to as the "Tax Certificates").

     (c) The Company shall prepare and timely file all reports, forms, returns, or other information required to be filed by it in order for the Merger to qualify for an exception to the general rule of Section 367(a)(1) of the Code. After the Merger, Parent shall cause the Surviving Corporation to prepare and timely file (to the extent legally entitled to do so) all reports, forms, returns, or other information required to be filed by the Company after the Merger in order for the Merger to qualify for an exception to the general rule of Section 367(a)(1) of the Code.

     (d) After the Merger, Parent agrees that it shall provide the information required to be provided by it under Treasury Regulation Section 1.367(a)-8(b) for the applicable period in order to ensure that any holder of Company Common Stock that is a five-percent transferee shareholder (as defined in Treasury Regulation Section 1.367(a)-3(c)(5)(ii)) that filed a gain recognition agreement (as defined in Treasury Regulation Section 1.367(a)-(8)) with respect to the Merger is entitled to non-recognition treatment for U.S. federal income tax purposes.

     (e) Parent shall not take, and, after the Merger, Parent shall cause the Company not to take, any position with respect to Taxes that is inconsistent with the treatment of the Merger as a Section 368 Reorganization.

     Section 5.14  Governance Matters. Prior to the Effective Time, the Board of
                   ------------------
Directors of Parent shall take all action necessary to appoint A. Christian Schauer to serve as a member of such Board of Directors, effective as of the Effective time, until the first annual meeting of Parent Shareholders following the Effective Time.

     Section 5.15  Merger Sub Compliance. Parent shall cause Merger Sub to
                   ---------------------
comply with all of its obligations under or related to this Agreement.

     Section 5.16  Employee Benefits. (a) As of the Effective Time, and subject
                   -----------------
to subsection (b) Parent shall either (i) cause the Company Plans (as defined in
Section 3.12 of this Agreement) in effect at the date of this Agreement, to
------------
remain in effect as of the Effective Time, or (ii) maintain employee benefit plans which, in the aggregate, provide a substantially similar level of benefits as those provided under comparable Company Plans with respect to employees of the Company covered under such plans as of the date of this Agreement; provided,
                                                                       --------
however, that the foregoing shall not apply to any provisions of any Company
-------
Plan under which employees may receive, or under which employee benefits are based on, Company Common Stock or to the extent inconsistent with any employment agreement with any employee.

     (b) Except as set forth in the Employment Agreements to be entered into with A. Christian Schauer, Daniel B. Canavan, and Victor V. Valentine, Jr., Parent has no current plans to institute any salary reduction program applicable to the employees of the Surviving Corporation. From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide to each continuing employee of the Company and each Company Subsidiary annual salary (excluding any cash bonus which shall be governed by the next sentence hereof) in an amount not less than the annual salary such employee was entitled to receive from the Company or Company Subsidiary for the twelve month period ended June 30, 2000, plus such annualized increases in such compensation (if any) instituted prior to the Effective Time, in good faith, in the ordinary course of business consistent with past practices, except, in no event shall such increases exceed ten percent (10%) of an employee's cash salary payable during the twelve month period ended June 30, 2000. Parent shall, or shall cause the Surviving Corporation to, provide to each continuing employee of the Company and each Company Subsidiary payments under the Company bonus and incentive Plans with respect to the fiscal year ending March 31, 2001, based on the greater of
(A) the bonus and incentive compensation to which such employee would have been entitled pursuant to the Company bonus and incentive Plans in effect immediately prior to the Effective Time; or (B) the bonus and incentive compensation to which such employee would be entitled pursuant to any alternative bonus plan as to which such employee may become entitled to participate, at the option of the Parent, after the Effective Time. Notwithstanding the foregoing, nothing in this Agreement shall in any way restrict or limit Parent or the Surviving Corporation with respect to their ability to terminate one or more of the employees of the Surviving Corporation from and after the Effective Date or be deemed in any way to create an employment contract or condition of employment.

     (c) Employees of the Company and each Company Subsidiary as of the Effective Time shall be credited with service accrued prior to the Effective Time with the Company and any Company Subsidiary for purposes of determining eligibility to participate, vesting, eligibility for early retirement and vacation and paid time off entitlement under any employee benefit plan or arrangement established or maintained by Parent or the Surviving Corporation and made available to such employees.

     Section 5.17  Indemnification. (a)  From and after the Effective Time, the
                   ---------------
Parent shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its Subsidiaries (each, an "Indemnified Party") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries or served as a fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) at any time maintained by or contributed to by the Company or any of its Subsidiaries ("Indemnified Liabilities"), and
(ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement, in each case, until the expiration of the applicable statute of limitations. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) the Parent shall, subject to the limitations set forth herein, pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) the Parent and the Company will cooperate in the defense of such matter, and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable law and the articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to the Parent and the Indemnified Party; provided, however, that the Parent shall not be liable for
                   --------  -------
any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). In the event that any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Parent shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action. Each Indemnified Party shall be entitled to the advancement of expenses to the full extent contemplated in this Section 5.17(a) in connection with any such
                                 ---------------
action, provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such person is not entitled to indemnification. The Indemnified Parties, as a group, may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who, among them, have no such conflict) may retain one separate law firm in each applicable jurisdiction. In addition, from and after the Effective Time, directors and officers of the Company who become directors or officers of the Parent will be entitled to indemnification under the Parent's Charter Documents, as the same may be amended from time to time in accordance with their terms and applicable law, and to all other indemnity rights and protections as are afforded to other directors and officers of the Parent.

     (b) In the event that the Parent or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of the Parent assume the obligations set forth in this Section 5.17.
     ------------

     (c) For six years after the Effective Time, the Parent shall maintain in effect (x) the Company's current directors' and officers' liability insurance or other directors' and officers' liability insurance with a reputable and financially sound insurer that provides coverage that is no less favorable than the Company's current policy, in each case, covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof, and (y) the Company's current fiduciary liability insurance policies for employees who serve or have served as fiduciaries under or with respect to any employee benefit plans described in
Section 5.17(a) with coverages and in amounts no less favorable than those of
---------------
such policy in effect on the date hereof; provided, that in no event shall the
                                          --------
Parent be required to pay aggregate premiums for insurance under this Section
                                                                      -------
5.17(c) in excess of 150% of the aggregate premiums paid by the Company for its
-------
year ended March 31, 2000 for such insurance; provided, further, that if the
                                              --------  -------
annual premiums of such insurance coverage exceed such amount, the Parent shall be obligated to obtain a policy with the best coverage reasonably available, in the reasonable judgment of the Board of Directors of the Parent, for a cost up to but not exceeding such amount.

     (d)  The provisions of this Section 5.17 (i) are intended to be for the
                                 ------------
benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     Section 5.18  Control of Other Party's Business.  Nothing contained in this
                   ---------------------------------
Agreement shall give the Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the Parent's operations prior to the Effective Time. Prior to the Effective Time, each of the Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

     Section 5.19  HSE Listing and Nasdaq Listing; Exchange Act Reports.  The
                   ----------------------------------------------------
Parent shall use its reasonable best efforts (i) to cause the Parent Ordinary Shares underlying the Parent ADSs issuable to the Company's shareholders as contemplated by this Agreement to be approved for listing on the HSE and (ii) to cause the Parent ADSs issuable to the Company's shareholders as contemplated by this Agreement to be approved for listing on the Nasdaq National Market, in each case, prior to the Closing Date. The Parent shall use its best efforts to keep the Parent ADSs listed on the Nasdaq National Market (or, if not then eligible for listing thereon, on the Nasdaq SmallCap Market, or, if then eligible for listing thereon), for not less than eighteen months following the Closing Date, and shall, during such period, use its best efforts to file all reports required under the Exchange Act.


     Section 5.20  No Series K Shares. The Parent shall not, at any time after
                   ------------------
the Closing, issue any Series K Shares.


                                  ARTICLE VI
                                  CONDITIONS

          Section 6.1  Conditions Precedent to Obligations of Parent and Merger
                       --------------------------------------------------------
Sub. The respective obligations of Parent and Merger Sub to effect the Merger
---
shall be subject to the satisfaction or waiver at or prior to the Effective Time, of each of the following conditions:

          (a) Shareholder Approval. Each of the Company Shareholder Approval
              --------------------
and the Parent Shareholder Approval shall have been obtained;

          (b) Antitrust Approvals. All waiting periods (and any extension
              -------------------
thereof) under the HSR Act and the Non-U.S. Monopoly Laws applicable to the Merger shall have expired or been terminated, and all consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made by the parties hereto with any Governmental Entity pursuant to the HSR Act and the Non-U.S. Monopoly Laws shall have been obtained or made;

          (c) Injunction. No preliminary or permanent injunction or other order
              ----------
shall have been issued by any federal, state or foreign court or by any federal, state or foreign governmental or regulatory agency, body or authority and be in effect at the Effective Time which prohibits, restrains, restricts or enjoins the consummation of the Merger, provided, however, that, in the case of an injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may have been entered;

          (d) Statutes. No federal, state or foreign statute, rule, regulation,
              --------
executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits, restrains, restricts or enjoins the consummation of the Merger or has the effect of making the Merger illegal;

          (e) No Material Adverse Effect. Since the date hereof, no event shall
              --------------------------
have occurred that has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

          (f) HSE Listing and Nasdaq Listing. The Parent Ordinary Shares to be
              ------------------------------
issued in the Merger shall have been authorized for listing on the HSE following the due issuance thereof, and the Parent ADSs representing such Parent Ordinary Shares shall have been approved for quotation on the Nasdaq National Market;

          (g) Pooling Letter. Parent shall have received a letter its auditors,
              --------------
Idman & Vilen Oy, dated as of the Closing Date and addressed to Parent and the Company stating that such firm believes that the Merger should be treated as a "pooling of interests" in conformity with Finnish GAAP and such letter shall not have been withdrawn or modified in any material respect;

          (h) Registration Statement. Each of the Registration Statement and
              ----------------------
the Form F-6 shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of either the Registration Statement or the Form F-6 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

          (i) Representations and Warranties True. (A) The representations and
              -----------------------------------
warranties of the Company contained herein that are qualified by reference to a Company Material Adverse Effect shall be true and correct when made and on the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), as if made on and as of such date, (B) all other representations and warranties of the Company shall have been true and correct when made and on and as of the Closing Date, except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date, as if made on and as of such date, in each case, where the failure of such representations and warranties to be true or correct could not reasonably be expected to, individually or in the aggregate, result in a Company Material Adverse Effect, and (C) the failure of any representations and warranties of the Company contained in this Agreement to be true and correct (disregarding for purposes of this Section 6.1(i)(C), all qualifications therein which reference a Company
     -----------------
Material Adverse Effect) shall not have, or be reasonably likely to have, in the aggregate, a Company Material Adverse Effect;

          (j) Performance. The Company shall have performed or complied in all
              -----------
material respects with all material agreements, covenants and undertakings (or, if any such agreement, covenant or undertaking is qualified as to materiality then the Company shall have performed or complied with such agreement or covenant or undertaking in all respects in accordance with its terms) contained herein required to be performed or complied with by it prior to or at the time of the Closing;

          (k) Compliance Certificate. The Company shall have delivered to
              ----------------------
Parent a certificate, dated the date of the Closing, signed by the Chief Executive Officer or Chief Financial Officer of the Company, certifying as to the fulfillment of the conditions specified in Section 6.1(i) and Section
                                               --------------     -------
6.1(j);
------

     (l)  Lock-Up Agreement. Parent and each of A. Christian Schauer, Daniel B.
          -----------------
Canavan and Victor V. Valentine, Jr. shall have entered into the Lock-Up Agreement;

     (m)  Liquidity and Registration Rights Agreement. Parent and each of the
          -------------------------------------------
Major Shareholders shall have entered into the Liquidity and Registration Rights Agreement in substantially the form set forth as Exhibit 6.2(m) attached hereto;
                                                 --------------
and

     (n)  Consents Obtained. All material consents, waivers, approvals,
          -----------------
authorizations or orders required to be obtained, and all filings required to be made by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not, individually or in the aggregate with all other such failures, have a Company Material Adverse Effect.

     Section 6.2  Conditions Precedent to Obligations of the Company. The
                  --------------------------------------------------
obligations of the Company to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time, of each of the following conditions:

     (a)  Shareholder Approval. Each of the Company Shareholder Approval and the
          --------------------
Parent Shareholder Approval shall have been obtained;

     (b)  Antitrust Approvals. All waiting periods (and any extension thereof)
          -------------------
under the HSR Act and the Non-U.S. Monopoly Laws applicable to the Merger shall have expired or been terminated, and all consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made by the parties hereto with any Governmental Entity pursuant to the HSR Act and the Non-U.S. Monopoly Laws shall have been obtained or made;

     (c)  Injunction. No preliminary or permanent injunction or other order
          ----------
shall have been issued by any federal, state or foreign court or by any federal, state or foreign governmental or regulatory agency, body or authority and be in effect at the Effective Time which prohibits, restrains, restricts or enjoins the consummation of the Merger, provided, however, that, in the case of an injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may have been entered;

     (d)  Statutes. No federal, state or foreign statute, rule, regulation,
          --------
executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits, restrains, restricts or enjoins the consummation of the Merger or has the effect of making the Merger illegal;

     (e)  No Material Adverse Effect. Since the date hereof, no event shall have
          --------------------------
occurred that has had, or could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

     (f)  HSE Listing and Nasdaq Listing.  The Parent Ordinary Shares to be
          ------------------------------
issued in the Merger shall have been authorized for listing on the HSE following the due issuance thereof, and the Parent ADSs representing such Parent Ordinary Shares shall have been approved for quotation on the Nasdaq National Market;

     (g)  Pooling Letters. The Company shall have received a letter from
          ---------------
Parent's auditors, Idmar & Vilen Oy, dated as of the Closing Date and addressed to Parent and the Company stating that such firm believes that the Merger should be treated as a "pooling of interests" in conformity with Finnish GAAP and such letter shall not have been withdrawn or modified in any material respect;

     (h)  Registration Statement. Each of the Registration Statement and the
          ----------------------
Form F-6 shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of either the Registration Statement or the Form F-6 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

     (i)  Tax Opinion. The Company shall have received an opinion of Schiff
          -----------
Hardin & Waite in form and substance reasonably satisfactory to the Company on the basis of certain facts, representations and assumptions set forth in such opinion, dated as of the Closing Date, to the effect that (i) the Merger will be treated for U.S. federal income tax purposes as a Section 368 Reorganization and
(ii) each of Parent and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon the Tax Certificates;

     (j)  Representations and Warranties True.  (A) The representations and
          -----------------------------------
warranties of the Parent contained herein that are qualified by reference to a Parent Material Adverse Effect shall be true and correct when made and on the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), as if made on and as of such date, (B) all other representations and warranties of the Parent shall have been true and correct when made and on and as of the Closing Date, except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date, as if made on and as of such date, in each case, where the failure of such representations and warranties to be true or correct could not reasonably be expected to, individually or in the aggregate, result in a Parent Material Adverse Effect, and (C) the failure of any representations and warranties of the Parent contained in this Agreement to be true and correct disregarding for purposes of this Section 6.2(j)(C), all qualifications therein which reference a Parent
     -----------------
Material Adverse Effect), shall not have, or be reasonably likely to have, in the aggregate, a Parent Material Adverse Effect;

     (k)  Performance. Parent shall have performed or complied in all material
          -----------
respects with all material agreements, undertakings and covenants (or, if any such agreement, covenant or undertaking is qualified as to materiality then the Company shall have performed or complied with such agreement or covenant or undertaking in all respects) contained herein required to be performed or complied with by it prior to or at the time of the Closing;

     (l) Compliance Certificate. Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by the Chief Executive Officer or Chief Financial Officer of Parent, certifying as to the fulfillment of the conditions specified in Section 6.2(j) and Section 6.2(k);
                               --------------     --------------

     (m)  Liquidity and Registration Rights Agreement. Parent and each of the
          -------------------------------------------
Major Company Shareholders shall have entered into the Liquidity and Registration Rights Agreement in substantially the form set forth as Exhibit 6.2(m) attached hereto;

     (n)  Consents Obtained.  All material consents, waivers, approvals,
          -----------------
authorizations or orders required to be obtained, and all filings required to be made, by Parent or Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent or Merger Sub, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not, individually or in the aggregate with all other such failures, have a Parent Material Adverse Effect; and

     (o)  Lock-Up Agreement. Parent and each of Jalo Paananen, Elmar Paananen,
          -----------------
Annamari Jukko and Topi Paananen shall have entered into the Lock-Up Agreement.

     Section 6.3  Frustration of Closing Conditions. Neither the Parent nor the
                  ---------------------------------
Company may rely on the failure of any condition set forth in Section 6.1 or
                                                              -----------
Section 6.2, as the case may be, to be satisfied if such failure was caused by
-----------
such party's failure to use reasonable best efforts to consummate the Merger and the other Transactions, as required by and subject to Section 5.6.
                                                      -----------


                                  ARTICLE VII
                                  TERMINATION

     Section 7.1  Termination.  This Agreement may be terminated at any
                  -----------
time prior to the Effective Time, whether before or after the Company Shareholder Approval or the Parent Shareholder Approval:

     (a) by mutual written consent duly authorized by the respective Boards of Directors of Parent and the Company; or

     (b)    by Parent:

     (i) if, prior to the Effective Time, the Company has breached in any material respect any representation, warranty, covenant or other agreement contained in this Agreement, which (A) would give rise to the failure of a condition set forth in clause (i) or (j) of Section 6.1, (ii) which is not
                                            -----------
cured within thirty (30) days after written notice thereof or is incapable of being cured by the Company, or (B) has not been waived by Parent pursuant to the provisions hereof;

     (ii) if the Company willfully and materially breaches its obligations under Section 5.8;
      -----------

     (iii) if at the Company Shareholder Meeting (including any adjournment or postponement thereof) the Company Shareholder Approval shall not have been obtained; or

     (iv)   in accordance with Section 5.9(c); provided, that, in order for
                               --------------  --------
the termination of this Agreement pursuant to this Section 7.1(b)(iv) to be
                                                   ------------------
deemed effective, Parent shall have complied with all provisions contained in
Section 5.9 and Section 7.3, including the payment of the Termination Fee and
-----------     -----------
Expenses as provided therein.

     (c)    by the Company:

     (i) if, prior to the Effective Time, Parent or Merger Sub has breached in any material respect any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in clauses (j) and (k) of Section 6.2, which
                                                   -----------
is not cured within thirty (30) days after written notice thereof or is incapable of being cured by the Parent; or (B) has not been waived by the Company pursuant to the provisions hereof;

     (ii) if the Parent willfully and materially breaches its obligations under Section 5.9;
      -----------

     (iii) if at the Parent Shareholder Meeting (including any adjournment or postponement thereof), the Parent Shareholder Approval shall not have been obtained; or

     (iv)   in accordance with Section 5.8(c); provided, that, in order for
                               --------------  --------
the termination of this Agreement pursuant to this Section 7.1(c)(iv), to be
                                                   ------------------
deemed effective, the Company shall have complied with all provisions contained in Section 5.8 and Section 7.3, including the payment of the Termination Fee and
   -----------     -----------
Expenses as provided therein.

     (d)    by either Parent or the Company:

     (i) if the Effective Time of the Merger has not occurred on or prior to February 28, 2001 (the "Termination Date"); provided, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any material obligation of this Agreement or other material breach of this Agreement has been the cause of, or resulted in, the failure of the Effective Time of the Merger to have occurred on or prior to the aforesaid date; or

     (ii) if any court of competent jurisdiction or any Governmental Entity having authority with respect thereto shall have issued an order, decree or ruling or taken any other action permanently restricting, enjoining, restraining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and non-appealable and prior to such termination and subject to the exclusions under Section 5.6(c), the parties
                                                --------------
shall have used reasonable best efforts to resist, resolve, or lift, as applicable, such judgment, injunction, order or decree.

     Section 7.2  Effect of Termination. In the event of termination of this
                  ---------------------
Agreement by Parent or the Company, as provided in Section 7.1, this
                                                   -----------
Agreement shall forthwith become void and there shall be no liability or obligation hereunder on the part of the Company, Parent or Merger Sub or their respective officers or directors (except as set forth in Section 3.21, Section
                                                         ------------  -------
4.20, Section 5.5, this Section 7.2 and Sections 7.3, 9.3, 9.5, 9.6, 9.7, 9.8,
----  -----------       -----------     ------------  ---  ---  ---  ---  ---
9.9 and Section 9.10, which shall survive the termination); provided, however,
---     ------------
that nothing contained in this Section 7.2 or in Section 7.3 shall relieve any
                               -----------       -----------
party hereto from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     Section 7.3 Payment of Certain Fees and Expenses. (a) Except as set forth in this Section 7.3, all fees and expenses incurred by Parent and/or
                  -----------
Merger Sub in connection with this Agreement and the Transactions contemplated hereby shall be paid by Parent and/or Merger Sub, and all fees and expenses incurred by the Company in connection with this Agreement and the Transactions contemplated hereby shall be paid by the Company, in each case, whether or not the Merger is consummated; provided, however, that Parent and the Company shall
                           --------  -------
share equally all SEC filing fees and printing expenses incurred in connection with the printing and filing of the Proxy Statement (including any preliminary materials related thereto), the Registration Statement, and, in each case, any amendments or supplements thereto.

     (b)   If this Agreement is terminated by Parent in accordance with
Section 7.1(b)(i) as a result of a willful breach by the Company, or is
-----------------
terminated by Parent in accordance with Section 7.1(b)(ii),  Section
                                        -------------------  -------
7.1(b)(iii), or Section 7.1(b)(iv), then the Company shall pay to Parent the
                ---------------------
Termination Fee and its Expenses. If this Agreement is terminated by Parent in accordance with Section 7.1(b)(i) hereof as a result of a non-willful breach by
                -----------------
Company, then the Company shall pay to Parent its Expenses.

     (c)   If this Agreement is terminated by the Company pursuant to Section
                                                                      -------
7.1(c)(i) as a result of a willful breach by Parent or is terminated by the
----------
Company in accordance with Section 7.1(c)(ii), Section 7.1(c)(iii) or Section
                           ------------------  -------------------    -------
7.1(c)(iv), then Parent shall pay to the Company the Termination Fee and its
----------
Expenses.  If this Agreement is terminated by the Company in accordance with

Section 7.1(c)(i) as a result of a non-willful breach by Parent, then Parent
-----------------
shall pay the Company its Expenses.

     (d)   The parties acknowledge that the agreements contained in this
Section 7.3(b) and Section 7.3(c) are an integral part of the transactions
--------------     --------------
contemplated by this Agreement, and that, without these agreements, the Company and Parent would not enter into this Agreement.

     (e) Any payment of the Termination Fee and/or the Expenses pursuant to this Section 7.3 shall be made:
     -----------

           (1)  in the case of a termination pursuant to Section 7.1(b)(i),
                                                         -----------------
     Section 7.1(b)(ii), Section 7.1(b)(iii), Section 7.1(c)(i) , Section
                                               ------- ---------  -------
     7.1(c)(ii) or Section 7.1(c)(iii), within one Business Day after
     ----------    -------------------
     termination of this Agreement,

          (2) in the case of a termination pursuant to Section 7.1(b)(iv), $5.0 million of the Termination Fee will be paid within one Business Day after termination of this Agreement, and, if a Parent Inclusive Superior Proposal is consummated within one year from the date of such termination, the remaining $1.4 million of the Termination Fee, and the Expenses of the Company, will be paid upon the consummation of the Company Superior Proposal,

          (3)  in the case of a termination pursuant to Section 7.1(c)(iv), $5
                                                        ------------------
     million of the Termination Fee will be paid within one Business Day after termination of this Agreement, and, if a Company Proposal is consummated within one (1) year from the date of such termination, the remaining $1.4 million of the Termination Fee, and the Expenses of the Parent and Merger Sub, will be paid upon the consummation of the Company Superior Proposal.

     (f) If either party fails to pay to (or reimburse) the other party any fee or expense due hereunder (including the Termination Fee), such party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee and/or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid to the date it is paid.

                                 ARTICLE VIII
                        DEFINITIONS AND INTERPRETATION

          Section 8.1  Definitions.  For all purposes of this Agreement,
                       -----------
except as otherwise expressly provided or unless the context clearly requires otherwise:

          "Adjusted Option" shall have the meaning set forth in Section 5.7(a).
                                                                --------------

          "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

          "Agreement" or "this Agreement" shall mean this Agreement and Plan of Merger, together with the Exhibits hereto and the Parent Disclosure Schedule and the Company Disclosure Schedule.

          "Antitrust Laws" shall have the meaning set forth in Section 5.6(c).
                                                               --------------

          "Balance Sheet" shall mean the most recent audited balance sheet of the Company and its consolidated subsidiaries included in the Company Financial Statements.

          "Balance Sheet Date" shall mean the date of the Balance Sheet.

          "Business Day" means a day other than a Saturday, a Sunday or a day on which banks in New York, New York or Helsinki, Finland are permitted or required to close.

          "Certificate" shall have the meaning set forth in Section 2.1(c).
                                                            ---------------

          "Charter Documents" means as to any Person the articles of incorporation and bylaws or comparable organizational documents.

          "Closing" shall mean the closing referred to in Section 1.3.
                                                          -----------

          "Closing Date" shall mean the date on which the Closing occurs.

          "Code" shall have the meaning set forth in the fifth "whereas" clause of this Agreement.

          "Company" shall have the meaning set forth in the first paragraph of this Agreement.

          "Company Acquisition Proposal" shall mean any proposal or offer to acquire not less than 100% of the business or properties of the Company or a corresponding portion of the capital stock of the Company, whether by merger, tender offer, exchange offer, sale of securities or assets, or similar transactions involving the Company or any Subsidiary, division or operating or principal business unit of the Company.

          "Company Agreements" shall have the meaning set forth in Section 3.22.
                                                                   ------------

          "Company Award" shall have the meaning set forth in Section 5.7(b).
                                                              --------------

          "Company Board of Directors" shall mean the board of directors of the Company.

          "Company Disclosure Schedule" shall mean the disclosure schedule of even date herewith prepared by the Company and delivered to Parent simultaneously with the execution hereof.

          "Company Financial Statements" shall mean the financial statements (including any related notes thereto) of the Company included in the Company SEC Documents.

          "Company Intellectual Property" shall mean all Intellectual Property that is necessary to conduct the business of the Company and its Subsidiaries as presently conducted.

          "Company Material Adverse Effect" shall mean any event, change, occurrence, effect, fact or circumstance that is or may reasonably be expected to be materially adverse to (i) the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions, or (ii) the business, tangible assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, other than any event, change, occurrence, effect, fact or circumstance (A) relating to the economy or securities markets of the United States or any other region in general, (B) relating to changes in conditions generally applicable to the industries in which the Company and its Subsidiaries are involved, (C) resulting from entering into this Agreement or the consummation of the Transactions or the announcement thereof, or (D) relating to its business, financial condition or results of operations that has been disclosed in writing to the other party prior to the date of this Agreement.

          "Company Option" shall mean an option or other right to purchase Shares which has been granted by the Company and which is outstanding at the Effective Time.

          "Company Recommendation" shall have the meaning set forth in Section
                                                                       -------
5.3(a).
------

          "Company SEC Documents" shall mean each form, report, schedule, statement and other document required to be filed by the Company since March 31, 1999 under the Exchange Act or the Securities Act.

          "Company Shareholder Agreement" shall mean the agreement, dated as of the date hereof, among the Major Company Shareholders, Parent and Merger Sub, pursuant to which each Major Company Shareholder has granted Parent a proxy with respect to the voting of all of the Shares held by the Major Company Shareholders upon the terms and subject to the conditions set forth therein.

          "Company Shareholder Meeting" shall have the meaning set forth in
Section 5.3(a).
---------------

          "Company Stock Plans" shall have the meaning set forth in Section
                                                                    -------
3.3(a).
-----

          "Company Subsidiary" shall mean each Person which is a Subsidiary of the Company.

          "Company Superior Proposal" shall mean an Acquisition Proposal which satisfies both subsection (x) and subsection (y) of Section 5.8(a).
                                                    --------------

          "Company's knowledge" or "best knowledge of the Company" shall mean the actual knowledge of A. Christian Schauer, Daniel B. Canavan and Victor V. Valentine, Jr.

          "Confidentiality Agreement" shall have the meaning set forth in
Section 5.5.
-----------

          "Conversion Agreement" shall have the meaning set forth in Section
                                                                     -------
1.6(c).
------

          "Copyrights" shall mean U.S. and foreign registered and unregistered copyrights (including, but not limited to, those in computer software and databases), rights of publicity and all registrations and applications to register the same.

          "Deposit Agreement" shall mean the Deposit Agreement to be entered into among Parent, and either Citibank N.A., The Bank of New York, or Morgan Guaranty Trust Company, as Parent may select, as depositary, and all holders and beneficial owners from time to time of the Parent ADSs, which agreement shall be reasonably acceptable to the Company.

          "DGCL" shall mean the Delaware General Corporation Law, as amended.

          "Effective Time" shall have the meaning set forth in Section 1.2.
                                                               -----------

          "Employment Agreements" shall have the meaning set forth in Section
                                                                      -------
1.6.
---

          "Environmental Claim" shall mean any claim, action, investigation or notice by any person or entity alleging potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or any Company Subsidiary, or the Parent or any Parent Subsidiary, as the case may be, or (ii) any violation of any Environmental Law.

          "Environmental Law" shall mean each federal, state, local and foreign law and regulation relating to pollution, protection or preservation of human health or the environment, including, without limitation, each law and regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exchange Agent" shall have the meaning set forth in Section 2.2(a).
                                                               --------------

          "Exchange Fund" shall have the meaning set forth in Section 2.2(b).
                                                              --------------

          "Exchange Rate" for any date shall mean the official exchange rate between U.S. Dollars and Euros, as announced by the Bank of Finland on such date.

          "Expenses" shall mean the reasonable and documented expenses of a party incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby (including but not limited to, reasonable fees and expenses of counsel and accountants, and out-of-pocket expenses and reasonable fees of financial advisors), but not exceeding the sum of $1,000,000 in the aggregate.

          "Finnish Companies Act" shall mean the Companies Act of 1978, as amended, in Finland.

          "Finnish Financial Supervision" shall mean the Financial Supervision Authority of Finland.

          "Finnish GAAP" shall mean generally accepted accounting principles of the Republic of Finland, as in effect from time to time.

          "Finnish Trade Registry" shall mean the Trade Register Department of Finnish National Board of Patents and Registration.

          "Form F-4" shall have the meaning set forth in Section 3.19(a).
                                                         ---------------

          "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

          "HSE" shall mean the Helsinki Exchanges.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Indemnified Liabilities" shall have the meaning set forth in Section
                                                                        -------
5.17(a).
-------

          "Indemnified Party" shall have the meaning set forth in Section
                                                                  -------
5.17(a).
-------

          "Intellectual Property" shall mean all of the following: Trademarks, Patents, Copyrights and Trade Secrets.

          "Liens" shall have the meaning set forth in Section 3.2.
                                                      -----------

          "Listing Particulars" shall have the meaning set forth in Section
                                                                    -------
3.19.
-----

          "Lock-Up Agreement" shall have the meaning set forth in Section
                                                                  -------
1.6(e).
-----

          "Major Company Shareholders" shall mean A. Christian Schauer, Daniel
B. Canavan and Victor V. Valentine, Jr.

          "Major Parent Shareholders" shall mean Jalo Paananen, Elmar Paananen, Annamarie Jukko and Topi Paananen.

          "Market Act" shall have the meaning set forth in Section 3.19.
                                                           -------------

          "Materials of Environmental Concern" shall mean toxic or hazardous substances, materials or wastes, solid wastes; petroleum, petroleum derivatives and petroleum products; asbestos or asbestos-containing materials; polychlorinated biphenyls; radon or lead or lead-based paints or materials.

          "MBCA" shall mean the Michigan Business Corporation Act, as amended.

          "Merger" shall mean the merger of Merger Sub into the Company described in Section 1.1.
             -----------

          "Merger Consideration" shall have the meaning set forth in Section
                                                                     -------
2.1(c).
------

          "Merger Sub" shall have the meaning set forth in the first paragraph of this Agreement.

          "Merger Sub Common Stock" shall mean common stock, par value $.01 per share, of Merger Sub.

          "Non-U.S. Monopoly Laws" shall mean any applicable non-U.S. laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

          "Order" means any decree, judgment, injunction, writ or similar judicial or administrative action and whether temporary, preliminary or permanent

          "Parent" shall have the meaning set forth in the first paragraph of this Agreement.

          "Parent Acquisition Proposal" shall mean any proposal or offer to acquire all or a substantial part of the business or properties of the Parent or all or a substantial portion of the capital stock of the Parent, whether by merger, tender offer, exchange offer, sale of securities or assets, or similar transactions involving the Parent or any Subsidiary, division or operating or principal business unit of the Parent.

          "Parent ADRs" shall have the meaning set forth in Section 2.1(c).
                                                            --------------

          "Parent ADSs" shall have the meaning set forth in Section 2.1(c).
                                                            ---------------

          "Parent Agreements" shall have the meaning set forth in Section 4.21.
                                                                  ------------

          "Parent Average Price" shall have the meaning set forth in Section
                                                                     -------
2.1(d).
------

          "Parent Balance Sheet Date" shall mean the date of the most recent audited balance sheet of the Parent and its consolidated subsidiaries included in the Parent Financial Statements.

          "Parent Disclosure Documents" shall have the meaning set forth in
Section 3.19.
------------

          "Parent Disclosure Schedule" shall mean the disclosure schedule of even date herewith prepared and signed by Parent and delivered to the Company simultaneously with the execution hereof.

          "Parent Exclusive Superior Proposal" shall have the meaning set forth in Section5.9(a).
   -------------

          "Parent Financial Statements" shall mean the financial statements (including any related notes thereto) of the Parent included in the Parent Public Reports.

          "Parent Inclusive Superior Proposal" shall have the meaning set forth in Section 5.9(a).
   --------------

          "Parent Intellectual Property" shall mean all Intellectual Property that is necessary to conduct the business of Parent and its Subsidiaries as presently conducted.

          "Parent Material Adverse Effect" shall mean any event, change, occurrence, effect, fact or circumstance that is or may reasonably be expected to be materially adverse to (i) the ability of Parent to perform its obligations under this Agreement or to consummate the Transactions, or (ii) the business, tangible assets, liabilities, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole, other than any event, change, occurrence, effect, fact or circumstance (A) relating to the economy or securities markets of Finland or any other region in general, (B) relating to changes in conditions generally applicable to the industries in which Parent and its Subsidiaries are involved, (C) resulting from entering into this Agreement or the consummation of the Transactions or the announcement thereof, or (D) relating to its business, financial condition or results of operations that has been disclosed in writing to the other party prior to the date of this Agreement.

          "Parent Option" shall mean an option to purchase Parent Ordinary Shares, including warrants issued under the Parent's 1999 Warrant Plan.

          "Parent Ordinary Shares" shall mean validly issued, fully paid and non-assessable ordinary A shares of Parent.

          "Parent Public Reports" shall mean (i) Parent's annual reports for its fiscal year ended December 31, 1999, as filed with the Finnish Trade Registry,
(ii) Parent's quarterly reports for each fiscal quarter subsequent to December 31, 1999 as submitted to the Finnish Financial Supervision, (iii) the Parent Disclosure Documents, and (iv) all other reports, schedules, registration statements and other documents filed by Parent with the Finnish Trade Registry or the Finnish Financial Supervision or the HSE.

          "Parent Recommendation" shall have the meaning set forth in Section
                                                                      -------
5.3(b).
-------

          "Parent Shareholder Agreement" shall mean the agreement, dated as of the date hereof, among the Major Parent Shareholders and the Company pursuant to which each Major Parent Shareholder has granted the Company a proxy with respect to the voting of the Parent Ordinary Shares and the Parent Series K Shares upon the terms and subject to the conditions set forth therein.

          "Parent Shareholder Meeting" shall have the meaning set forth in

Section 5.3(b).
--------------

          "Parent Superior Proposal" shall mean a Parent Acquisition Proposal which satisfies both subsection (x) and subsection (y) of Section 5.9(a).
                                                          --------------

          "Parent's knowledge" or "best knowledge of the Parent" shall mean the actual knowledge of Elmar Paananen and Jalo Paananen.

          "Patents" shall mean issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extension thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights.

          "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

          "Plan" shall have the meaning set forth in Section 3.12(a).
                                                     ---------------

          "Prospectus" shall mean the prospectus of Parent to be prepared by Parent and included in the Registration Statement filed by Parent with the SEC pursuant to Section 5.3(c), together with all amendments and supplements thereto
            --------------
and including the exhibits thereto.

          "Proxy Statement" shall mean the proxy statement of the Company prepared by the Company and included in the Registration Statement to be filed by Parent with the SEC pursuant to Section 5.3(c), together with all amendments
                                   --------------
and supplements thereto and including the exhibits thereto.

          "Registration Statement" shall have the meaning set forth in Section
                                                                       -------
3.19.
-----

          "SEC" shall mean the United States Securities and Exchange Commission.

          "Section 368 Reorganization" shall have the meaning set forth in the fifth "whereas" clause of this Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Series K Shares" shall mean validly issued, fully paid and non-assessable Series K shares of Parent.

          "Shares" shall mean shares of common stock, no par value, issued by the Company.

          "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (b) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

          "Surviving Corporation" shall have the meaning set forth in Section
                                                                      -------
1.1.
---

          "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, and other taxes, and shall include interest, penalties or additions attributable thereto.

          "Tax Certificates" shall have the meaning set forth in Section 5.13
                                                                 ------------
(b).
---
          "Tax Return" shall mean any material return or report relating to Taxes.

          "Termination Date" shall have the meaning set forth in Section
                                                                 -------
7.1(d)(i).
---------

          "Termination Fee" shall mean the sum of $6,400,000 in U.S. currency.

          "Title IV Plan" shall mean a Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

          "Trademarks" shall mean U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same.

          "Trade Secrets" shall mean all categories of trade secrets as defined in the Uniform Trade Secrets Act including, but not limited to, business information.

          "Trading Day" shall mean any day on which securities are traded on the HSE.

          "Transactions" shall mean the transactions provided for or contemplated by this Agreement, including, without limitation, the Company Shareholder Agreement, the Parent Shareholder Agreement, the Conversion Agreement and the Merger.

          "U.S. GAAP" shall mean United States generally accepted accounting principles.

          "Voting Debt" shall mean indebtedness having general voting rights and debt convertible into securities having such rights.

          Section 8.2  Interpretation.
                       --------------

          (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

          (b) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

          (c) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

          (d) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

          (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

          (f) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

          (g) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                                  ARTICLE IX
                                 MISCELLANEOUS

          Section 9.1  Amendment and Modification. This Agreement may be
                       --------------------------
amended by the parties at any time before or after the Company Shareholder Approval or the Parent Shareholder Approval; provided, however, that after any
                                             --------- -------
such approval, there shall not be made any amendment that by law requires further approval by the shareholders of the Company or the Parent without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          Section 9.2  Representations and Warranties. None of the
                       ------------------------------
representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. The foregoing sentence shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          Section 9.3  Notices. All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Merger Sub, to:
               Eimo Oyj
               Norokatv 5
               FIN-15101 Lahti
               FINLAND
               Attention:  Elmar Paananen
               Telephone No.: 011-358-3850-5430
               Telecopy No.:  011-3583-850-5405

               with a copy (which shall not constitute notice) to:

               Smith, Gambrell & Russell, LLP
               1230 Peachtree Street, N.E.
               Promenade II, Suite 3100
               Atlanta, Georgia 30309
               Attention:  John D. Saunders, Esq.
               Telephone No.: (404) 815-3500
               Telecopy No.:  (404) 685-6982

                                      and
               if to the Company, to:
               Triple S Plastics, Inc.
               14320 Portage Road
               Vicksburg, MI 49097-0905
               Attention:  A. Christian Schauer
               Telephone No.: 616-383-0770
               Telecopy No.:  616-649-3427

               with a copy (which shall not constitute notice) to:

               Schiff Hardin & Waite
               6600 Sears Tower
               Chicago, Illinois 60606
               Attention: John F. Adams, Esq.
               Telephone No.: (312) 258-5541
               Telecopy No.:  (312) 258-5700

          Section 9.4  Counterparts; Telecopier.  This Agreement and the
                       ------------------------
agreements referred to herein may be executed in one or more counterparts, all of which together shall be considered one and the same agreement. Transmission by telecopier of an executed counterpart of the Agreement and such other agreements shall be deemed to constitute due and sufficient delivery of such counterparts.

          Section 9.5  Entire Agreement; No Third Party Beneficiaries.  This
                       ----------------------------------------------
Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Article II, Section 5.7, Section 5.16, Section 5.17 and
                      ----------  -----------  ------------  ------------
Section 5.19 are not intended to confer upon any person other than the parties
-------------
hereto and thereto any rights or remedies hereunder.

          Section 9.6  Severability.  Any term or provision of this Agreement
                       ------------
that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

          Section 9.7  Governing Law.  This Agreement shall be governed by and
                       -------------
construed and interpreted in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

          Section 9.8  Enforcement and Interpretation.  The parties agree that
                       ------------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to interpret or enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the Transactions contemplated by this Agreement (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware.

          Section 9.9  WAIVER OF JURY TRIAL.  EACH OF PARENT, MERGER SUB AND THE
                       --------------------
COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER
BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 9.10 Time of Essence.  Each of the parties hereto hereby
                       ---------------
agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

          Section 9.11 Extension; Waiver.  At any time prior to the Effective
                       -----------------
Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

          Section 9.12 Assignment.  Neither this Agreement not any of the
                       ----------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written content of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                              EIMO OYJ



                              By  ____________________________________
                                  Name:  Elmar Paananen

                                  Title: Executive Vice Chairman


                              SPARTAN ACQUISITION CORP.


                              By  ____________________________________
                                  Name:  Elmar Paananen

                                  Title: President and Secretary


                              TRIPLE S PLASTICS, INC.


                              By  ____________________________________

                                  Name:  A. Christian Schauer

                                  Title: Chief Executive Officer


                                       71